UNISYS CORPORATION
                                            SAVINGS PLAN
                                        Amended and Restated
                                       Effective January 1, 2009


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                                         TABLE OF CONTENTS

                                                               Page
ARTICLE I      HISTORY AND SCOPE                                 1
ARTICLE II     DEFINITIONS                                       2
ARTICLE III    ELIGIBILITY FOR PARTICIPATION                    13
ARTICLE IV     CONTRIBUTIONS                                    14
ARTICLE V      LIMITATIONS ON EMPLOYER CONTRIBUTIONS            19
ARTICLE VI     INVESTMENT AND VALUATION OF ACCOUNTS             25
ARTICLE VII    VESTING                                          29
ARTICLE VIII   AMOUNT OF BENEFITS                               30
ARTICLE IX     PAYMENT AND FORM OF BENEFITS                     31
ARTICLE X      WITHDRAWALS AND LOANS                            34
ARTICLE XI     SPECIAL PROVISIONS FOR TOP-HEAVY PLANS           38
ARTICLE XII    PLAN ADMINISTRATION                              39
ARTICLE XIII   AMENDMENT AND TERMINATION                        44
ARTICLE XIV    MISCELLANEOUS                                    45

                             UNISYS CORPORATION
                                SAVINGS PLAN

                             Amended and Restated
                           Effective January 1, 2009


                                  ARTICLE I
                               HISTORY AND SCOPE

        1.01 History. Unisys Corporation (formerly, Burroughs Corporation), adopted the Burroughs Plan, effective July 1, 1984. Unisys Corporation is successor by merger to Sperry Corporation which, prior to such merger, established and maintained the Sperry Plan. Effective April 1, 1988, the Burroughs Plan and Sperry Plan were merged to form the Plan. The Plan is maintained for the benefit of eligible employees of Unisys Corporation and the eligible employees of its subsidiaries that adopt the Plan.

Effective October 1, 1990, the Company's CTIP was merged into the Plan. Effective November 30, 1992, the RIPII was merged into the Plan. Effective March 31, 1996, the RIP was merged into the Plan.

Effective September 16, 2004, the BCC Retirement Plan was merged into the Plan.

This Plan was amended and restated, effective January 1, 1998, to bring the Plan into compliance with the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and all other applicable law as in effect on the effective date of that amendment and restatement of the Plan.

The Plan was amended and restated, effective January 1, 2002, to bring the Plan into compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001, the Job Creation and Worker Assistance Act of 2002, and certain final regulations issued by the Department of Labor and the Department of Treasury.

The Plan was amended and restated, effective January 1, 2006, to reflect changes and clarifications related to the administration of the Plan.

The Plan was amended and restated, generally effective January 1, 2007, to bring the Plan into compliance with certain final regulations issued under sections 401(k) and 401(m) of the Code, and to reflect certain provisions of the Pension Protection Act of 2006, hurricane relief provisions and certain design changes.

The Plan was amended and restated generally effective January 1, 2008, except as otherwise required by law or provided herein, to add additional participating subsidiaries, exclude employees of the Unisys Technical Services division of the Company, and to exclude certain paid, nonworking leave from compensation for Plan purposes.

The Plan is amended and restated generally effective January 1, 2009, except as otherwise required by law or provided herein, to reflect certain requirements of the Pension Protection Act of 2006 and the requirements of final regulations issued under section 415 of the Code.

        1.02 Effective Dates. The original effective date of the Plan was April 1, 1988, the original effective date of the Plan. This amendment and restatement of the Plan is generally effective January 1, 2009, except as otherwise required by law or provided herein.

        1.03 Rights Affected. Unless provided to the contrary herein, the provisions of the Plan shall apply to Employees who are credited with an Hour of Service after December 31, 2008.

        1.04 Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified plan within the meaning of section 401(a) of the Code and that the Trust be exempt from federal income taxation under the provisions of section 501(a) of the Code.

        1.05 Documents. The Plan consists of the Plan document as set forth herein and any subsequent amendments thereto.

                                  ARTICLE II
                                  DEFINITIONS

        The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

        2.01 "Account" means a Participant's After-Tax Account, ESOP Account, GPEP Account, Regular Account, Tax Deferred Account, Tax Deductible Contribution Account, Qualified Nonelective ESOP Contribution Account, Qualified Nonelective Non-ESOP Contribution Account, or Rollover Account.

        2.02 "Actual Contribution Percentage" means, with respect to a Plan Year, the ratio (expressed as a percentage) of the sum of the amount of (a) Matching Contributions, (b) After-Tax Contributions, (c) Qualified Nonelective ESOP Contributions, and (d) Tax Deferred Contributions recharacterized as After-Tax Contributions, made on behalf of the Participant for the Plan Year to the Participant's Testing Compensation for the Plan Year.

        2.03 "Actual Deferral Percentage" means, with respect to a Plan Year, the ratio (expressed as a percentage) of the amount of Tax Deferred Contributions made pursuant to Section 4.01(a) and Qualified Nonelective Non-ESOP Contributions made on behalf of the Participant for the Plan Year to the Participant's Testing Compensation for the Plan Year.

        2.04 "Administrative Committee" means the committee appointed in accordance with Section 12.02 which is responsible for the day-to-day administration of the Plan.

        2.05 "Affiliate" means any entity included with the Employer in (a) a controlled group of employers or trades or businesses within the meaning of section 414(b) or 414(c) of the Code; (b) an affiliated service group within the meaning of section 414(m) of the Code; or (c) a group required to be aggregated pursuant to the regulations under section 414(o) of the Code; provided that any such employer shall be included within the term "Affiliate" only while a member of a group including the Employer. For purposes of Section 5.05, whether a member of a controlled group is an Affiliate shall be determined under section 1563(a) of the Code (as incorporated through application of sections 414(b) and (c) of the Code) by substituting "50%" for "80%" everywhere it appears in section 1563(a) of the Code.

        2.06 "After-Tax Account" means a Participant's account to which are credited After-Tax Contributions, if any, and earnings and losses thereon.

        2.07 "After-Tax Contribution" means a contribution made by (a) an Employee who is employed by an Employer domiciled in Puerto Rico in accordance with a Participant's salary reduction agreement pursuant to Section 4.02(b),
(b) an Employee with respect to a Plan Year beginning before January 1, 1989.

        2.08 "Aggregation Group" means the group of qualified plans sponsored by the Employer or by an Affiliate formed by including in such group (a) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, including any frozen or terminated plan that was maintained within the five-year period ending on the Determination Date, (b) all such plans which enable any plan described in clause (a) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (c) such other qualified plans sponsored by the Employer or an Affiliate as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

        2.09 "Associated Company" means any entity that is not a member of a controlled group of corporations within the meaning of section 1563(a) of the Code (as incorporated through application of sections 414(b) and (c) of the Code), of which the Company is the common parent, but which would be a member of such controlled group of corporations if "50%" were substituted for "80%" everywhere it appears in section 1563(a) of the Code.

        2.10 "BCC" means Baesch Computer Consulting.

        2.11 "Beneficiary" means (a) the Participant' s Spouse, or (b) the person, persons or trust designated by the Participant, with the consent of his Spouse, if any, as direct or contingent beneficiary. In order to be valid, the Spouse's consent to a Beneficiary other than or in addition to the Participant's Spouse, must be in writing, must consent to the specific Beneficiary designated, must acknowledge the effect of such consent, and must be witnessed by a Plan representative or notary public. If the Participant has no Spouse and no effective beneficiary designation, his Beneficiary shall be the first of the following classes in which there is any person surviving the
Participant: (a) the Participant's children, (b) the Participant's parents, and
(c) the Participant's brothers and sisters. Unless otherwise provided in the applicable Beneficiary form, if the Participant has no spouse, if none of the foregoing classes include a person surviving the Participant, the Participant's Beneficiary shall be his estate.

        2.12 "Benefit Commencement Date" means the first day on which all events have occurred that entitle a Participant to the benefit.

        2.13 "Board" means the Board of Directors of the Company.

        2.14 "Burroughs Plan" means the Burroughs Employees Savings Thrift Plan, as in effect on March 30, 1988.

        2.15 "Code" means the Internal Revenue Code of 1986, as amended.

        2.16 "Company" means Unisys Corporation.

        2.17 "Compensation" means a Participant's wages or salary paid by an Employer to an Employee, including amounts deducted in accordance with sections 125 or 401(k) of the Code, overtime pay, shift differentials, overseas hardship and war risk premiums, temporary promotional supplements, payments for accrued but unused vacation, commissions paid under the terms of a written ongoing sales commission plan, and paid bonuses paid under the terms of a written ongoing bonus plan approved as such by the Administrative Committee, but excluding any amounts received by an Employee while he is not a Participant, and any other deferred compensation. A Participant's Compensation shall not exceed the dollar limitation in effect under section 401(a)(17) of the Code with respect to any Plan Year. Effective January 1, 2001, "Compensation" shall include amounts deducted from a Participant's wages or salary in accordance with section 132(f)(4) of the Code. Notwithstanding the foregoing, any amounts deducted on a pre-tax basis for group health coverage because the Participant is unable to certify that he or she has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Participant's other health coverage as part of the enrollment process for the Employer's health plan, shall be included as Compensation. Effective
January 1, 2007, "Compensation" shall not include payments for "garden leave payments." For purposes of this Section 2.17, "garden leave payments" are certain amounts negotiated under a Participant's termination agreement that are paid during periods when no services are performed by such Participant. Effective for Plan Years beginning after December 31, 2007, Compensation for purposes of this paragraph shall not include any amounts that are excluded from the definition of compensation set forth in section 415(c)(3) of the Code.

        2.18 "Covered Employee" means any Employee other than:

        (a) any Employee who is a member of a collective bargaining unit, unless such collective bargaining agreement provides for the Employee's participation in the Plan;

        (b) any Employee who is a nonresident alien of the United States (including the District of Columbia, Puerto Rico, or the Virgin Islands) and who does not receive any United States (including the District of Columbia, Puerto Rico or the Virgin Islands) source income from the Employer;

        (c) an Employee who is (1) employed by an overseas subsidiary of an Employer, (2) on temporary assignment to the Employer, and (3) not eligible for participation in a defined benefit plan maintained by the Employer;

        (d) any Employee whose terms of employment with the Employer are covered under the Service Contracts Act, the Davis-Bacon Act, or a similar government contracting statute, unless the terms of the statue or government contract expressly provide for participation in this Plan;

        (e) any individual who is not an employee of the Employer but who provides services as described in section 414(n)(2) of the Code;

        (f) any individual who is classified as an independent contractor by the Employer or any persons who are not treated by the Employer as employees for purposes of withholding federal employment taxes, regardless of (1) how such individual is classified by the Internal Revenue Service, other governmental agency, government or court, or (2) a contrary governmental or judicial determination relating to such employment status or tax withholding;

        (g) effective as of September 26, 2006, an Employee who is employed by Unisys Technical Services L.L.C; and

        (h) effective January 1, 2008, an Employee who is employed by the Unisys Technical Services division of the Company.

        2.19 "CTIP" means the Convergent Tax Investment Plan, as in effect on September 30, 1990.

        2.20 "Determination Date" means the last day of the preceding Plan Year.

        2.21 "Distributee" means a Participant, the surviving Spouse of a deceased Participant, or a Participant's Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order.

        2.22 "Employee" means (a) an individual who is employed by the Employer, (b) when required by context for purposes of crediting Hours of Service under Section 2.30, a former Employee, and (c) a leased employee as described under section 414(n)(2) of the Code.

        2.23 "Employer" means the Company and any Affiliate listed on Appendix
A.

        2.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        2.25 "ESOP Account" means a Participant's account to which are credited Matching Contributions made to the Plan after March 31, 1989, and earnings and losses thereon.

        2.26 "ESOP Portion of the Plan" means the portion of the Plan that is both a stock bonus plan and an employee stock ownership plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code, the assets of which are held in the ESOP Account and Qualified Nonelective ESOP Accounts of Participants and invested primarily in shares of Unisys Stock that meet the requirements of section 404(l) of the Code.

        2.27 "Fund" means the assets and all earnings, appreciation and additions thereto, less losses, depreciation and any proper payments made by the Trustee, held under the Trust by the Trustee for the exclusive benefit of Participants and their Beneficiaries.

        2.28 "GPEP Account" means a Participant's account to which are credited GPEP contributions made with respect to Plan Years beginning before January 1, 1998, if any, and earnings and losses thereon.

        2.29 "Highly Compensated Employee" means an Employee who either:

        (a) was a 5% owner (as defined in section 416(i)(1) of the Code) at any time during the Plan Year for which Highly Compensated Employees are being identified or the preceding Plan Year; or

        (b) with respect to the Plan Year preceding the calendar year for which Highly Compensated Employees are being identified both (1) had Testing Compensation in excess of the dollar amount under section 414(q)(1)(B)(i) of the Code, as in effect for such Plan Year, and (2) was in the top 20% of all Employees when ranked on the basis of Testing Compensation.

        2.30 "Hour of Service" means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company, an Affiliate, or an Associated Company for the performance of Service.

        2.31 "Investment Committee" means the Pension Investment Review Committee appointed pursuant to Section 12.02 which is responsible for the control and management of the Investment Funds.

        2.32 "Investment Fund" means a fund selected by the Investment Committee in which the Fund or any portion thereof may be invested.

        2.33 "Investment Manager" means the individual or entity, if any, selected by the Trustee responsible for the investment of all or a portion of the Fund.

        2.34 "Key Employee" means a person employed or formerly employed by the Employer or an Affiliate who, during the Plan Year or during any of the preceding four Plan Years, was any of the following:

        (a) an officer of the Employer having annual Testing Compensation of more than $130,000, or such other amount as may be in effect under section 415(1)(A)(i) of the Code;

        (b) a 5% owner of the Employer.

        (c) a person who is both an employee whose annual Testing Compensation exceeds $150,000 and who is a 5% owner of the Employer.

The Beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

        2.35 "Key Employee Ratio" means the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in subsection (a) hereof by the amount described in subsection (b) hereof, after deduction from both such amounts of the amount described in subsection (c) hereof.

        (a) The amount described in this subsection (a) is the sum of (1) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (2) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (3) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the one-year period ending on the Determination Date.

        (b) The amount described in this subsection (b) is the sum of (1) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group,
(2) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (3) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the one-year period ending on the Determination Date.

        (c) The amount described in this subsection (c) is the sum of (1) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee from a plan sponsored by an employer which is not the Employer or an Affiliate, (2) any amount that would have been included under subsection (a) or (b) hereof with respect to any person who has not rendered service to any Employer at any time during the one-year period ending on the Determination Date, and (3) any amount that is included in subsection (b) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliates if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

        2.36 "Matching Contribution" means a contribution made by an Employer in accordance with Section 4.03.

        2.37 "Non-Highly Compensated Employee" means an Employee other than a Highly Compensated Employee.

        2.38 "Non-Key Employee" means any Employee or former Employee who is not a Key Employee as to that Plan Year, or a Beneficiary of a deceased Participant who was a Non-Key Employee.

        2.39 "Normal Retirement Age" means age 65.

        2.40 "Notice Period" means the period beginning 90 days before and ending 30 days before the Benefit Commencement Date. The 30-day minimum may be waived by a Distributee; provided, however, that with respect to a Participant scheduled to receive his benefit in the form of a Qualified Joint and Survivor Annuity, the minimum Notice Period may not be less than seven days before the date distribution is made.

        2.41 "Participant" means a Covered Employee who has met the eligibility requirements of Section 3.01. An individual who is a Participant but who ceases to be a Covered Employee shall nonetheless remain a Participant for purposes of benefit payments only, until all amounts due him under the Plan have been paid.

        2.42 "Period of Severance" means a period beginning on the date of an Employee's Severance from Service and ending on the date on which the Employee again performs an Hour of Service.

Notwithstanding the foregoing, solely for the purpose of determining whether a Period of Severance has occurred, in the case of an absence from employment by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or the caring for the child for a period beginning immediately following that birth or placement, the period between the first and second anniversary of the first day of such absence from employment shall neither be construed as a Period of Severance nor a period of Service. In order for an absence to be considered to be for the reasons described in the foregoing sentence, an Employee shall provide the Plan Manager with information regarding the reasons for the absence and the length of the absence. Nothing in this Section 2.42 shall be construed as expanding or amending any maternity or paternity leave policy of an Employer or Affiliate.

        2.43 "Plan" means the profit sharing plan, known as the "Unisys Savings Plan" set forth in this document, which includes a stock bonus plan and employee stock ownership plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code, and the related trust agreement pursuant to which the Trust is maintained.

        2.44 "Plan Manager" means the individual or individuals responsible for certain matters relating to the administration of the Plan, as described under
Article XII.

        2.45 "Plan Year" means the calendar year.

        2.46 "Prior Plan" means the Burroughs Plan, Sperry Plan, CTIP, RIP, RIPII or BCC Retirement Plan.

        2.47 "Qualified Domestic Relations Order" means a judgment, decree or order that relates to a Participant's benefit under the Plan and meets the requirements of section 414(p) of the Code.

        2.48 "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse equal to 50% of the monthly amount payable for the Participant's life.

        2.49 "Qualified Nonelective ESOP Account" means a Participant's account to which are credited Qualified Nonelective ESOP Contributions, if any, and earnings and losses thereon.

        2.50 "Qualified Nonelective ESOP Contribution" means a contribution made by the Employer pursuant to Section 4.05 for purposes of satisfying the requirements of Section 5.03.

        2.51 "Qualified Nonelective Non-ESOP Account" means a Participant's Account to which are credited Qualified Nonelective Non-ESOP Contributions, if any, and earnings and losses thereon.

        2.52 "Qualified Nonelective Non-ESOP Contribution" means a contribution made by the Employer pursuant to Section 4.05 for purposes of satisfying the requirements of Section 5.02.

        2.53 "Regular Account" means a Participant's Account to which are credited (a) Matching Contributions made before April 1, 1989, (b) matching contributions made to a Prior Plan (other than CTIP) before April 1, 1989, (c) matching contributions made to the CTIP before October 1, 1990, (d) employee contributions made to the Sperry Plan, and (e) earnings and losses.

        2.54 "RIP" means the Unisys Retirement Investment Plan, as in effect on March 31, 1996.

        2.55 "RIPII" means the Retirement Investment Plan II, as in effect on November 30, 1992.

        2.56 "Rollover Account" means a Participant's account to which are credited the (a) Participant's Rollover Contributions, if any, (b) amounts, if any, transferred to a Participant's Account from a Prior Plan which were derived from such Participant's rollover contributions to such Prior Plan, and
(c) earnings and losses thereon.

        2.57 "Rollover Contribution" means a contribution made by a Participant pursuant to Section 4.06.

        2.58 "Service" means the periods determined in accordance with the following provisions of this Section 2.58. An Employee's total period of Service shall be determined from the first date the Employee performs an Hour of Service until the date of his Separation from Service.

        (a) Service shall include:

               (1) periods of active employment with the Employer, an Affiliate, or an Associated Company and with any entity that is a predecessor to the Employer;

               (2) periods during which no active duties are performed by the Employee for the Company, an Affiliate, an Associated Company, or any entity that is a predecessor to the Employer because the Employee is:

                          (A) absent from work because of occupational injury
or disease incurred in the course of employment with the Company, an Affiliate, or an Associated Company and on account of such absence receives workers' compensation;

                          (B) in the service of the Armed Forces of the United
States during a period with respect to which an Employer, Affiliate, or an Associated Company is required to give reemployment rights by law, provided the Employee returns to work with the Company, Affiliate, or an Associated Company immediately after the termination of such military service;

                          (C) absent from work and receives short-term
disability benefits under an Employer's short-term disability plan or other plan of the Company, an Affiliate, or an Associated Company providing similar benefits;

                          (D) for vesting purposes under the Plan, service
performed for the Company, an Affiliate, or an Associated Company in a capacity described under subsection (a), (b), (c), (d), or (e) of Section 2.18, prior to the Employee becoming a Covered Employee;

        (b) Service shall exclude service prior to the date on which a business is acquired, merged, consolidated, or otherwise absorbed by the Company, an Affiliate, or an Associated Company, or prior to the date the assets of a business are acquired by the Company, an Affiliate, or an Associated Company, unless otherwise provided herein or authorized by the Company.

        (c) Notwithstanding any provision of the Plan to the contrary, if a Participant was a participant in a Prior Plan as of the date of the Prior Plan's merger with and into the Plan, such Participant's Service immediately after such merger shall be the greater of:

               (1) the Participant's service under the terms of the Prior Plan immediately prior to the date of such Prior Plan's merger with and into the Plan; or

               (2) the Participant's Service determined under the Plan without regard to this subsection (c).

        (d) To the extent that a prior period of employment with Burroughs Corporation, Memorex Corporation, System Development Corporation, Sperry Corporation, or any Affiliate of the foregoing corporations was not credited under the terms of a Prior Plan, such period shall be counted as Service under the Plan; provided that the Plan has, or is furnished with, evidence of such prior period of employment.

        (e) If an Employee separates from Service but returns to employment with the Employer before incurring a one-year Period of Severance, the period between the date he separated from Service and his date of reemployment by the Company, an Affiliate, or an Associated Company.

        2.59 "Severance from Service" means the earliest of (a) the date a person quits, retires or is discharged from Service with the Company and all Affiliates and Associated Companies, (b) the date a person dies, or (c) the date following a one-year period during which a person is absent from Service for any other reason. Notwithstanding the foregoing, however, the Severance from Service of a Participant who incurs a Total Disability shall be the earlier of (a) the date the Participant quits, retires, is discharged or dies, or (b) the date his Total Disability ends, provided he does not return to active Service as of such date.

        2.60 "Sperry Plan" means the Sperry Retirement Program - Part B, as in effect on March 30, 1988.

        2.61 "Spouse" means the spouse or surviving spouse of the Participant who is a person of the opposite gender who is the lawful husband or lawful wife of a Participant under the laws of the state or country of the Participant 's domicile; provided, however, that a former spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

        2.62 "Tax Deductible Contribution Account" means a Participant's account to which are credited tax deductible contributions, if any, made to the Plan before April 1, 1989, and earnings and losses thereon.

        2.63 "Tax Deferred Account" means a Participant's account to which are credited (a) Tax-Deferred Contributions, if any, (b) tax deferred contributions made under a Prior Plan and transferred to the Plan, (c) basic member contributions, if any, made under the Sperry Plan and transferred to the Plan, and (d) earnings and losses thereon.

        2.64 "Tax Deferred Contribution" means a contribution made by an Employer in accordance with a Participant's salary reduction agreement pursuant to Section 4.01(a).

        2.65 "Termination of Employment" means an Employee's cessation of employment with the Company and all Affiliates and Associated Companies as a result of quitting, retirement, discharge, release or placement on extended lay-off with no expectation of recall, or failure to return to active employment upon expiration of an approved leave of absence.

        2.66 "Testing Compensation" means the total of a Participant's wages, salary and other amounts paid by an Employer and reported in IRS Form W-2, and any amounts deferred under section 402(g)(3) or 125 of the Code and, effective January 1, 2001, section 132(f)(4) of the Code; provided, however, for purposes of Sections 5.02, 5.03 and 5.04, the Administrative Committee may elect to exclude amounts deducted in accordance with sections 125, 132(f)(4), and 402(e)(3) of the Code as Testing Compensation. Notwithstanding the foregoing, any amounts deducted on a pre-tax basis for group health coverage because the Participant is unable to certify that he or she has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Participant's other health coverage as part of the enrollment process for the Employer's health plan, shall be included as Testing Compensation. Effective January 1, 2008, Compensation for purposes of this Section shall include regular pay as described in Treasury Regulation section 1.415(c)-(2)(e)(3)(ii) if paid by the end of the Limitation Year that includes the Employee's termination of employment, or if later, 2-1/2 months after the Employee's termination of employment ("the Post-Termination Period"). Any payments not described in the foregoing sentence shall not be considered Compensation if paid after termination of employment, even if they are paid within the Post Termination Period. Only the first $230,000, as adjusted in accordance with section 401(a)(17)(B) of the Code and the regulations thereunder, of the amount otherwise described in this Section shall be counted on or after January 1, 2008.

        2.67 "Total Disability" means a condition resulting from injury or sickness that, in the judgement of the Administrative Committee or its designee:

        (a) with regard to the first 24-months of an absence from Service due to a condition resulting from the injury or sickness, constitutes a condition likely to render the Participant unable to perform each of the material duties of his regular occupation; and

        (b) with regard to the period of an absence from Service due to a condition resulting from the injury or sickness after the initial 24-months of such absence, constitutes a condition which renders the Participant unable to perform the material duties of any occupation for which he is reasonably fitted by training, education or experience.

Notwithstanding the foregoing, however, in no event shall a Participant be deemed to have incurred a Total Disability until he has exhausted all benefits available under his Employer's short-term disability plan or other plan providing short term disability benefits. For purposes of this Section 2.67, a determination of a Participant's disabled status under the Unisys Long-Term Disability Plan or similar long-term disability plan sponsored by an Employer shall be deemed a conclusive and binding determination of the Participant's Total Disability status under the Plan.

        2.68 "Trust" means the legal entity created by the trust agreement between the Employer and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for the purposes of the Plan.

        2.69 "Trustee" means the party or parties appointed by the Board of Directors as trustee of the Trust and named as trustee pursuant to the Trust Agreement or any successors thereto.

        2.70 "Unisys Stock" means Unisys Corporation common stock, par value $0.01 per share.

        2.71 "Valuation Date" means each day of each calendar year.


                                   ARTICLE III
                          ELIGIBILITY FOR PARTICIPATION


        3.01 Eligibility Requirement. An Employee shall be eligible to become a Participant if he is a Covered Employee.

        3.02 Participation Commencement Date. Each Covered Employee who was a Participant as of December 31, 2008, shall continue to be a Participant on January 1, 2009, if he is then a Covered Employee. Each other Covered Employee shall be a Participant on his first day of employment as a Covered Employee.

        3.03 Time of Participation-Excluded Employees. An Employee who is ineligible to be a Participant because he is not a Covered Employee, shall become a Participant as of the first day on which he becomes a Covered Employee. A Participant shall cease to be an active Participant on any date on which he ceases to be a Covered Employee; however, a Participant who ceases to be a Covered Employee will remain a Participant for distribution purposes under the Plan until such time as he no longer has a vested interest under the Plan.

                                    ARTICLE IV
                                   CONTRIBUTIONS

        4.01 Tax Deferred Contributions.

        (a) (1) Subject to the limitations contained in Article V, each Employer, other than an Employer domiciled in Puerto Rico, shall make a Tax Deferred Contribution for the Plan Year to the Tax Deferred Account of each of its Covered Employees who, with respect to such Plan Year is a Participant and has filed a salary reduction notice with the Employer that provides for a reduction in Compensation otherwise payable to the Participant by a designated whole percentage that does not exceed the limit described in paragraph (2), and a contribution of that amount by the Employer to the Participant's Tax Deferred Account.

               (2) The amount of the Tax Deferred Contribution made for a Participant with respect to any Plan Year pursuant to this subsection (a) shall be the amount specified in the salary reduction notice. The percentage specified shall be a whole percentage of the Participant's Compensation not to exceed (A) 30% with respect to a Non-Highly Compensated Employee, or (B) 18% with respect to a Highly Compensated Employee. The Administrative Committee may, in its discretion, increase or decrease the maximum permissible amount of Tax Deferred Contributions at any time and from time to time as it deems appropriate. Any salary reduction notice shall relate only to Compensation as yet unearned when the notice is filed and may not be amended during the period to which it pertains, except that it may be terminated as to amounts unearned at the date of a Participant's Termination of Employment.

        (b) Each Employer, other than an Employer domiciled in Puerto Rico, shall make an additional Salary Deferral Contribution for the Plan Year to the Tax Deferred Account of each of its Covered Employees who, with respect to such Plan Year is a Participant, is age 50 or older as of the last day of the Plan Year, and has elected, in accordance with procedures established by the Administrative Committee and subject to any limitations imposed by the Administrative Committee, to make an additional Salary Deferral Contribution in an amount not to exceed $1,000 for the Plan Year (or such other amount as may be applicable under section 414(v) of the Code), reduced by, to the extent required by the Code and applicable Treasury regulations, any other elective deferrals contributed on the Participant's behalf pursuant to section 414(v) of the Code for the Plan Year; provided, however, that elective deferrals shall be treated for all Plan purposes as contributed under subsection (a) above in lieu of this subsection, unless the Participant is unable to make additional Salary Deferral Contributions under subsection (a) above for the Plan Year due to limitations imposed by the Plan or applicable federal law.

        (c) Salary reduction notices pursuant to this Section 4.01 must be made within the time prescribed by the Administrative Committee and shall become effective in accordance with the rules and procedures established by the Administrative Committee.

        (d) Subject to, and in accordance with, the rules and procedures established by the Administrative Committee, a Participant may elect to change, discontinue, or resume the percentage of Compensation under his salary reduction notice. All such elections shall become effective in accordance with the rules and procedures established by the Administrative Committee.

        4.02 After-Tax Contributions.

        (a) A Participant may make After-Tax Contributions to the Plan by filing a salary reduction notice authorizing the Employer to reduce the after-tax Compensation otherwise payable to the Participant by a designated whole percentage (up to the limit specified in subsection (b)), and deposit such amounts into the Participant's After-Tax Contribution Account.

        (b) The amount of the After-Tax Contribution made by a Participant with respect to any Plan Year shall be the amount specified in the salary reduction notice. The percentage specified shall be a whole percentage of the Participant's Compensation not to exceed the following:

               (1) with respect to any Participant who is not employed by an Employer domiciled in Puerto Rico, 6%; and

               (2) with respect to any Participant who is employed by an Employer domiciled in Puerto Rico, 20% with respect to a Non-Highly Compensated Employee, or 18% with respect to a Highly Compensated Employee.

Any salary reduction notice shall relate only to Compensation as yet unearned when the notice is filed and may not be amended during the period to which it pertains, except that it may be terminated as to amounts unearned at the date of a Participant's Termination of Employment.

        (c) Salary reduction notices pursuant to this Section 4.05 must be made within the time prescribed by the Administrative Committee and shall become effective in accordance with the rules and procedures established by the Administrative Committee.

        (d) Subject to, and in accordance with, the rules and procedures established by the Administrative Committee, a Participant may elect to change, discontinue, or resume the percentage of Compensation under his salary reduction notice. All such elections shall become effective in accordance with the ruled and procedures established by the Administrative Committee.

        4.03 Matching Contributions. Subject to the limitations in Article V, each Employer may make a Matching Contribution for each Plan Year to the ESOP Account of each of its Covered Employees who, with respect to such Plan Year, is a Participant and has filed a salary reduction notice in accordance with
Section 4.01. In addition, subject to the limitations in Article V, each Employer domiciled in Puerto Rico may make a Matching Contribution for each Plan Year to the ESOP Account of each of its Covered Employees who made After-Tax Contributions with respect to such Plan Year. If Matching Contributions are made under the Plan, such Matching Contributions shall be in an amount determined in accordance with subsections (a) and (b) below.

        (a) Subject to the minimum set forth in subsection (b),

               (1) With respect to a Participant whose employment is not subject to a collective bargaining agreement or whose collective bargaining agreement provides that such Participant shall be treated in the same manner as a non-union Employee, the amount of the Matching Contribution made in accordance with this Section 4.03 with respect to each pay period in the Plan Year commencing January 1, 2007 and prior to January 1, 2009 shall be an amount equal to 100% of the first 6% of Compensation contributed as a Tax Deferred Contribution made pursuant to Section 4.01(a), (or, with respect to Participants employed by an Employer domiciled in Puerto Rico, as an After-Tax Contribution); provided, that the maximum Matching Contribution payable to a Participant shall not equal more than 6% of such Participant's Compensation for the period. No Matching Contribution shall be made on or after January 1, 2009.

               (2) With respect to a Participant not described in Section 4.03(a)(1), for Plan Years commencing prior to January 1, 2009, the amount of the Matching Contribution made in accordance with this Section 4.03 with respect to each pay period in the Plan Year shall be an amount equal to 50% of the first 4% of Compensation contributed as a Tax Deferred Contribution made pursuant to Section 4.01(a); provided, that the maximum Matching Contribution payable to a Participant shall not equal more than 2% of such Participant's Compensation for the period. No Matching Contribution shall be made on or after January 1, 2009.

        (b) Notwithstanding anything in subsection (a) to the contrary:

               (1) each Participant who was employed by an Employer at any time during the period beginning July 1, 1998 and ending December 31, 1998 who had Tax Deferred Contributions made on his behalf for the Plan Year ending December 31, 1998 shall receive a minimum Matching Contribution for such Plan Year in an amount equal to the lesser of:

                          (A) 1% of the Participant's Compensation not in
excess of $80,000 for the period July 1, 1998 through December 31, 1998; or

                          (B) 25% of the total of the Tax Deferred
Contributions made on behalf of the Participant for the Plan Year (regardless of when the Tax Deferred Contributions were made during such Plan Year).

               (2) for periods on or after January 1, 1999 but prior to January 1, 2009, each Participant who was employed by an Employer on December 31 of a Plan Year beginning on or after January 1, 1999 and who had Tax Deferred Contributions made on his behalf shall receive a minimum Matching Contribution, in accordance with procedures adopted by the Administrative Committee, in an amount, when added to the Matching Contributions made on behalf of such Participant (before application of this paragraph), equal to (a) in the case of a Participant whose employment is not subject to a collective bargaining agreement or whose collective bargaining agreement provides that such Participant shall be treated in the same manner as a non-union Employee, 6% of the Participant's Compensation not in excess of the limit described in section 401(a)(17) of the Code as in effect with respect to such Plan Year, or (b) in the case of a Participant not described in the preceding subsection (a), the lesser of:

                          (A) 2% of the Participant's Compensation not in
excess of the limit described in section 401(a)(17) of the Code as in effect with respect to such Plan Year; or

                          (B) 50% of the total of the Tax Deferred
Contributions made on behalf of the Participant for the Plan Year.

        4.04 GPEP Contributions. No contributions may be made to an individual's GPEP Account with respect to any Plan Year beginning on or after January 1, 1998. Amounts, if any, allocated to a Participant's GPEP Account prior to January 1, 1998 shall continue to be held in the GPEP Account until distributed in accordance with the terms of the Plan.

        4.05 Qualified Nonelective Contributions. Subject to the limitations described in Article V, each Employer shall make a Qualified Nonelective Non-ESOP Contribution, a Qualified Nonelective ESOP Contribution, or both in such amount, if any, as the Board shall determine. Qualified Nonelective Non-ESOP Contributions made by an Employer shall be allocated to the Qualified Nonelective Non-ESOP Account of its employees who are both Participants and Non-Highly Compensated Employees. Qualified Nonelective ESOP Contributions made by an Employer shall be allocated to the Qualified Nonelective ESOP Account of its employees who are both Participants and Non-Highly Compensated Employees.

        4.06 Rollover Contributions. With the approval of the Plan Manager, a Participant may contribute to a Rollover Account all or a portion of the amount payable to the Participant as an eligible rollover distribution from an eligible retirement plan (as defined under section 401(a)(31) of the Code).
Any payment to the Plan pursuant to this Section 4.06 shall be made as a direct rollover that satisfies section 401(a)(31) of the Code or shall be made to the Plan within 60 days after the Participant's receipt of the distribution from the plan or individual retirement account in such manner as may be approved by the Plan Manager.

        4.07 Contribution Attributable to Military Service. If a Participant returns to employment with the Employer following a period of service in the Armed Forces of the United States for which an Employer is required to give reemployment rights by law, the Employer contributions to the Plan with respect to such period shall be as follows:

        (a) During the period that begins on the date of the Participant's return to employment and lasts for the lesser of (1) the product of 3 multiplied by the applicable period of military service; or (2) five years, the Participant may elect a Compensation reduction in return for the corresponding Tax Deferred Contributions on his behalf, or After-Tax Contributions, as applicable, that could have been made if the Participant had continued to be employed and received Compensation during the applicable period of military service.

        (b) The Employer shall contribute to the Plan, on behalf of each Participant who has been credited under subsection (a) with Tax Deferred Contributions or After-Tax Contributions, Matching Contributions equal to the amount of Matching Contribution that would have been required under Section
4.02 had such Tax Deferred or After-Tax Contributions, as applicable, been made during the applicable period of military service.

A Participant who is entitled to a contribution pursuant to this Section 4.07 shall not be entitled to receive corresponding retroactive earnings attributable to such contribution nor shall he be entitled to participate in the allocation of any forfeiture that occurred during his period of military service. For purposes of this Section 4.07, an Employee's Compensation for the applicable period of military service shall be deemed to equal the amount of Compensation the Employee would have received from the Employer during such period, based on the rate of pay the Employee would have received from the Employer but for the absence due to military service, or, if such rate of pay is not reasonably certain, the Employee's average Compensation during the 12-month period immediately before the qualified military service or, if shorter, the period of employment immediately before the qualified military service.
The limitations under Sections 5.01 and 5.04 are applicable to contributions made pursuant to this Section 4.07 for the Plan Year to which the contributions relate. The limitations under Sections 5.02 and 5.03 shall not apply to contributions made pursuant to subsections (a) or (b) of this Section 4.07.

        4.08 Allocation of Payments Relating to Executive Life Insurance Company Insolvency. To the extent the Plan is paid any amount from a state guaranty association with regard to the insolvency of Executive Life Insurance Company in 1991, such amount shall be allocated on a pro rata basis, in accordance with procedures adopted by the Plan Manager to the Accounts of any Participant who (a) resided in such state on the applicable trigger date for coverage under the state's guaranty association statute, and (b) had any portion of his Accounts invested, as of April 11, 1991, in a fund that held an Executive Life Insurance Company guaranteed investment contract. The specific Accounts to which a Participant's allocation shall be credited shall be the Accounts which was invested in the guaranteed investment contract.

        4.09 Form and Timing of Contributions. Contributions shall be made to the Fund as soon as administratively practicable after the close of the payroll period to which they relate. In no event, however, shall Tax Deferred and After-Tax Contributions be made to the Fund later than the date prescribed under applicable regulations. In no event shall Matching Contributions be made to the Fund later than the last date on which amounts so paid may be deducted for federal income tax purposes by the contributing Employer for the taxable year in which the Plan Year ends. Generally, contributions shall be made in cash; provided, however, that Matching Contributions may be made in the form of Unisys Stock or cash, as determined by the Company in its sole discretion. The value of the Unisys Stock contributed as Matching Contributions shall be equal to the fair market value of such stock at the time of the market closing on the date such Matching Contributions is actually made to the Fund.

        4.10 Recovery of Employer Contributions. The Employer may recover its contributions under the Plan as follows:

        (a) if a contribution is made by an Employer under a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact may be recovered by the Employer within one year after payment of the contribution; or

        (b) if the contribution is conditioned upon its deductibility under section 404 of the Code, the contribution may be recovered, to the extent a deduction is disallowed, within one year after the disallowance.

Earnings attributable to an excess contribution may not be recovered by the Employer. Any losses attributable to the excess contribution shall reduce the amount the Employer may recover.


                                  ARTICLE V
                    LIMITATIONS ON EMPLOYER CONTRIBUTIONS

        5.01 Dollar Limitation on Tax Deferred Contributions.

        (a) The Tax Deferred Contribution made on behalf of a Participant pursuant to Section 4.01(a) for a calendar year shall not exceed the dollar limit specified under section 402(g) of the Code. This dollar limit shall be reduced by the amount, if any, contributed on behalf of the Participant under any other qualified cash or deferred arrangement, simplified employee pension or annuity established under section 403(b) of the Code for the calendar year, other than elective deferral contributions made pursuant to section 414(v) of the Code.

        (b) In the event the dollar limit described in subsection (a) is exceeded for a Participant, the Plan Manager shall direct the Trustee to distribute the excess to the Employee by the April 15 following the end of the calendar year with respect to which the excess occurred. The excess returned to an Employee in accordance with this subsection (b), shall be adjusted for any income or loss thereon up to the date of the distribution of the excess, using the Plan's method for allocating income and loss.

        5.02 Limitation on Tax Deferred Contributions for Highly Compensated Employees.

        (a) For each Plan Year the average of the Actual Deferral Percentages for Participants who are Highly Compensated Employees shall be compared to the average of the Actual Deferral Percentages for the other Participants for the preceding Plan Year; the average of the Actual Deferral Percentages for Participants who are Highly Compensated Employees shall not exceed the greater of:

               (1) the average of the Actual Deferral Percentages for Participants who are Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 1.25; or

               (2) the lesser of:

                          (A) the average of the Actual Deferral Percentages
for Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by two, or

                          (B) the average of the Actual Deferral Percentages
for Participants who are Non-Highly Compensated Employees for the preceding Plan Year plus two.

In the event that the Plan satisfies the requirements of Code section 401(a)(4), 401(k) or 410(b) only if aggregated with one or more other qualified retirement plans, or if one or more other qualified retirement plans satisfy the requirements of these sections only if aggregated with the Plan, then this subsection (a) shall be applied as if all such plans were a single plan.

        (b) If in the Plan Year, the average of the Actual Deferral Percentages for Participants who are Highly Compensated Employees exceeds the limit in subsection (a) for a Plan Year, the Plan Manager shall:

               (1) determine the amount by which the Actual Deferral Percentage for Highly Compensated Employee or Employees with the highest Actual Deferral Percentage or Percentages for the Plan Year would need to be reduced to comply with the limit in subsection (a);

               (2) convert the excess percentage amount determined under clause
(1) into a dollar amount; and

               (3) reduce the Tax Deferred Contributions of the Highly Compensated Employee with the greatest dollar amount of Tax Deferred Contributions made on their behalf with respect to the Plan Year pursuant to
Section 4.01(a) by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee's Tax Deferred Contributions made pursuant to Section 4.01(a) exceeds the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Tax Deferred Contributions made pursuant to Section 4.01(a), or (B) the amount of the excess dollar amount determined under clause (2); and

               (4) either:

                          (A) direct the Trustee to return the excess Tax
Deferred Contributions, as adjusted in accordance with subsection (d), to the individuals from whose Accounts the excess Tax Deferred Contributions were obtained within two and one-half months following the close of the Plan Year, if administratively practicable, but in no event later than the close of the following Plan Year;

                          (B) recharacterize the Tax Deferred Contribution as
an After-Tax Contribution, to the extent permitted by the applicable Treasury regulations, no later than two and one-half months following the close of the Plan Year; or

                          (C) make Qualified Nonelective Non-ESOP
Contributions, as described under Section 4.04, to the extent necessary to satisfy subsection (a).

        (c) To the extent that a Matching Contribution relates to excess Tax Deferred Contributions returned or recharacterized pursuant to subsection
(b)(4), such Matching Contributions, as adjusted in accordance with subsection
(d), shall be forfeited immediately. Amounts forfeited during the Plan Year shall be used to reduce future Matching Contributions made by the Employer.

        (d) The excess Tax Deferred Contributions returned or recharacterized pursuant to subsection (b), and any Matching Contributions forfeited pursuant to subsection (c) shall be adjusted for any income or loss thereon up to the date of distribution or forfeiture, as applicable, using the Plan's method for allocating income and loss as provided under Section 5.05.

        (e) The amount of the excess Tax Deferred Contributions to be returned pursuant to subsection (b) for a Plan Year shall be reduced by the amount of excess Tax Deferred Contributions previously distributed to the Highly Compensated Employee pursuant to Section 5.01(b) for such Employee's taxable year ending on or within the Plan Year for which the excess Tax Deferred Contributions are returned pursuant to subsection (b).

        5.03 Limitation on After-Tax Contributions and Matching Contributions for Highly Compensated Employees.

        (a) For each Plan Year the average of the Actual Contribution Percentages for Participants who are Highly Compensated Employees shall be compared to the average of the Actual Contribution Percentages for the other Participants; the average of the Actual Contribution Percentages for Participants who are Highly Compensated Employees shall not exceed the greater of:

               (1) the average of the Actual Contribution Percentages for Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

               (2) the lesser of:

                          (A) the average of the Actual Contribution
Percentages for Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by two, or

                          (B) the average of the Actual Contribution
Percentages for Participants who are Non-Highly Compensated Employees for the preceding Plan Year plus two.

In the event that the Plan satisfies the requirements of Code section 401(a)(4), 401(m) or 410(b) only if aggregated with one or more other qualified retirement plans, or if one or more other qualified retirement plans satisfy the requirements of these sections only if aggregated with the Plan, then this subsection (a) shall be applied as if all such plans were a single plan.

        (b) If in any Plan Year the average of the Actual Contribution Percentages for Participants who are Highly Compensated Employees exceeds the limit in subsection (a) for a Plan Year, the Administrative Committee shall:

               (1) determine the amount by which the Actual Contribution Percentage for Highly Compensated Employee or Employees with the highest Actual Contribution Percentage or Percentages for the Plan Year would need to be reduced to comply with the limit in subsection (a);

               (2) convert the excess percentage amount determined under clause
(1) into a dollar amount; and

               (3) reduce the After-Tax Contributions (including any Tax Deferred Contributions recharacterized as After-Tax Contributions pursuant to
Section 5.02(b)(4)(B)) and then, to the extent necessary, the Matching Contributions of the Highly Compensated Employee with the greatest dollar amount of aggregate After-Tax and Matching Contributions made on their behalf with respect to the Plan Year by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee's aggregate After-Tax and Matching Contributions exceeds the dollar amount of the Highly Compensated Employee with the next highest dollar amount of After-Tax and Matching
 Contributions, or (B) the amount equal to the excess dollar amount determined under clause (2); and

               (4) either:

                          (A) direct the Trustee to return the excess After-Tax
Contributions and vested Matching Contributions, as adjusted in accordance with subsection (c), to the individuals from whose Accounts the excess Matching Contributions were obtained within two and one-half months following the close of the Plan Year, if administratively practicable, but in no event later than the close of the following Plan Year; or

                          (B) make Qualified Nonelective Non-ESOP
Contributions, as described under Section 4.04, to the extent necessary to satisfy the limit under subsection (a); and

               (5) direct the Trustee to forfeit the excess unvested Matching Contributions, as adjusted in accordance with subsection (c), to the individuals from whose Accounts the excess Matching Contributions were obtained. Amounts forfeited during the Plan Year shall be used to reduce future Matching Contributions made by the Employer.

        (c) To the extent that a Matching Contribution relates to excess After-Tax Contributions returned pursuant to subsection (b)(4), such Matching Contributions, as adjusted in accordance with subsection (d), shall be forfeited immediately. Amounts forfeited during the Plan Year shall be used to reduce future Matching Contributions made by the Employer.

        (d) The excess After-Tax and Matching Contributions returned or recharacterized pursuant to subsection (b) shall be adjusted for any income or loss thereon up to the date of the distribution or forfeiture, as applicable, using the Plan's method for allocating income and loss as provided under
Section 5.05.

        (e) Notwithstanding anything in this Section 5.03 to contrary, the provisions of this Section 5.03 shall be applied separately to the After-Tax Contributions of Employees in Puerto Rico by taking into account only such After-Tax Contributions and, to the extent permitted by applicable Treasury regulations, any Tax-Deferred Contributions or Qualified Nonelective Non-ESOP Contributions or under any other plan maintained by an Employer or an Affiliate that is or could be aggregated with the non-ESOP Portion of the Plan for purposes of section 410(b) of the Code. For purposes of this subsection (e), only Employees in Puerto Rico shall be treated as Employees. In the event that such After-Tax Contributions fail to satisfy the limit under subsection (a) for any Plan Year, the Plan Manager shall correct such failure in a manner comparable to one or more of the correction methods described in paragraph (4) of subsection (b).

        5.04 Limitations on Allocations.

        (a) The maximum allowable addition to any Participant's Accounts for any Plan Year shall be the lesser of:

               (1) $40,000 (as adjusted under section 415(d) of the Code); or

               (2) 100% of the Participant's Testing Compensation for the Plan Year.

For purposes of this Section 5.04, an addition shall not include Tax Deferred Contributions made pursuant to Section 4.01(b) and Rollover Contributions but shall include all other contributions and forfeitures allocated to a Participant's Accounts for the Plan Year, and all contributions and forfeitures under any other defined contribution plan of the Company or an Affiliate (other than elective deferral contributions made pursuant to section 414(v) of the
Code).

        (b) If the addition to any Participant's Accounts (other than his Rollover Account) for any Plan Year exceeds the maximum annual allowable addition to such Participant's Accounts under subsection (a), then the excess amount shall be eliminated by reducing the additions made to such Participant's account, by first reducing the Participant's After-Tax Contributions and related Matching Contributions to the extent necessary or, if less, to the extent the After-Tax Contributions made with respect to the Plan Year are exhausted. To the extent there is an excess remaining after this reduction, the Tax Deferred Contributions and related Matching Contributions made on behalf of such Participant shall be reduced. To the extent that an excess remains after this reduction, the Matching Contribution of the Participant shall be reduced. Any After-Tax or Tax Deferred Contributions reduced pursuant to this subsection (b) shall be returned to the Participant. Any Matching Contributions reduced pursuant to this subsection (b) shall be held in a suspense account (which shall share in the investment gains and losses of the Fund) by the Trustee until the following Plan Year. Such amounts shall be used in the following Plan Year to reduce the Matching Contributions otherwise payable by the Employer by which the Participant is employed in such subsequent Plan Year. Effective January 1, 2008, notwithstanding anything herein to the contrary, any annual additions that are determined to be excess under this Section shall only be corrected as permissible under applicable guidance, including the Employee Plans Compliance Resolution System that is issued by the Internal Revenue Service.

        (c) In no event shall the amount allocated to the Account of any Participant for any Limitation Year cause the sum of the "defined contribution fraction" and the "defined benefit fraction," as such terms are defined in section 415(e) of the Code, to exceed 1.0, or such other limitation as may be applicable under section 415 of the Code with respect to any combination of qualified plans of the Employer or an without disqualification of any such plan. In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum amount permissible hereunder, benefits under the defined benefit plan or plans in which the Participant is participating shall be adjusted to the extent necessary to satisfy the requirements of section 415(e) of the Code. Notwithstanding the foregoing, the limitations described above in this subsection (c) shall not apply with respect to payments due on or after the first day of the limitation year beginning January 1, 2000; provided, however, that the aggregate benefits payable to, or on account of, a Participant who is not credited with an Hour of Service on or after January 1, 2000 shall continue to be subject to the limitations described above in this subsection (c).

        5.05 Distribution or Forfeiture of Income. Effective January 1, 2006, any distribution or forfeiture of Tax Deferred Contributions, After-Tax Contributions or Matching Contributions necessary pursuant to Sections 5.02 and
5.03 shall include a distribution or forfeiture of the income, if any, allocable to such contributions. Such income shall be equal to the sum of (1) the allocable gain or loss for the Plan Year (determined by multiplying the income allocable to the Participant's Tax Deferred Contributions, After-Tax Contributions or Matching Contributions, as applicable, for the Plan Year by a fraction, the numerator of which is the Participant's excess Tax Deferred Contributions, After-Tax Contributions or Matching Contributions, as applicable, for the Plan Year and the denominator is the sum of the Participant's Tax Deferred Contribution Account, After-Tax Contributions or Matching Contribution Account, as applicable, as of the beginning of the Plan Year plus any contributions made to the applicable Account during the Plan
Year), plus (2) if the Participant's excess Tax Deferred Contributions, After-Tax Contributions or Matching Contributions, as applicable, would be credited with gain or loss during the period beginning on the first day of the following Plan Year and ending on the date such amounts are distributed (or a date that is no more than seven (7) days prior to such distribution date) if the Participant's entire Account was distributed on such date, ten percent (10%) of the amount determined under clause (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution (or a date that is no more than seven (7) days prior to such distribution date), counting the month of distribution if distribution occurs after the fifteenth day of the month.

        5.06 Overall Deductibility Limit. In no event may the aggregate contribution made by an Employer under the Plan for a Plan Year exceed the amount that may be deducted under section 404 of the Code with respect to such Plan Year.

                                   ARTICLE VI
                      INVESTMENT AND VALUATION OF ACCOUNTS

        6.01 Investment Direction by Participants. Except as otherwise provided in Section 6.02, each Participant shall direct the Trustee to invest the amounts credited to his Accounts in one or more Investment Funds, subject to the rules and procedures established by the Plan Manager. A Participant's investment direction shall be made at the time and in the manner prescribed by the Plan Manager. If any balance remains in a Participant's Accounts after his death, his Beneficiary shall direct the investment of the amounts credited to the Accounts as if the Beneficiary were the Participant. To the extent required by a Qualified Domestic Relations Order, the alternate payee of a Participant shall direct the investment of the amounts credited to the Participant's Accounts as though the alternate payee were the Participant. To the extent a Participant, Beneficiary or alternate payee directs the investment of the amounts credited to his Accounts, this Plan is intended to be subject to section 404(c) of ERISA, as described under Section 6.07.

        6.02 Restrictions on Participant Investment Direction. Notwithstanding the investment direction otherwise provided to Participants under Section 6.01, the restrictions set forth below shall apply to the availability of investment direction to Participants.

        (a) For periods prior to February 1, 2000, a Participant may not direct the investment of amounts held under his GPEP Account. Instead, with respect to such periods, a Participant's GPEP Account shall be invested solely in the Unisys Common Stock Fund.

        (b) The portion of a Participant's ESOP Account and Regular Account (excluding amounts attributable to the Burroughs Plan or the Sperry Plan) contributed in the form of Unisys stock attributable to amounts contributed prior to January 1, 2007 shall be invested solely in the Unisys Common Stock Fund until the Plan Year in which the Participant is expected to attain age 50. As of the first day of the Plan Year in which the Participant is expected to attain age 50, a Participant may direct the investment of the portion of his ESOP Account and Regular Account attributable to amounts contributed prior to January 1, 2007 in accordance with Section 6.01. Effective January 1, 2007, a Participant may direct the investment of the portion of his ESOP Account and Regular Account in accordance with Section 6.01, regardless of age.

        (c) Generally, the portion of a Participant's Accounts attributable to the Sperry Plan may be invested in accordance with Section 6.01; provided, however, that any amounts that a Participant directed to have invested in the Unisys Common Stock Fund prior to January 1, 2007 must remain in such Investment Fund until the first day of the Plan Year in which the Participant is expected to attain age 50. Effective January 1, 2007, a Participant may direct the investment of the portion of his Accounts attributable to the Sperry Plan that the Participant directed to have invested in the Unisys Common Stock Fund in accordance with Section 6.01, regardless of age.

        6.03 Investment Funds. The Investment Funds available under the Plan shall be designated by, and at the sole discretion of, the Investment Committee. The Investment Committee, at its sole discretion, may from time to time designate or establish new investment funds or eliminate existing Investment Funds. Investment in any Investment Fund shall be made in accordance with rules formulated by the Investment Committee and the accounting procedures applied under the Plan shall be modified by the Investment Committee to the extent they deem appropriate to reflect investments in that Investment Fund.
The Investment Committee has the authority to select and appoint Investment Managers. The Investment Funds shall be managed by the Trustee or an Investment Manager, as applicable. Pending investment, reinvestment or distribution, as provided in the Plan, the Trustee or Investment Manager may temporarily retain the assets of any one or more Investment Funds in cash, commercial paper, short-term government obligations or, unless otherwise directed by the Investment Committee, undivided interests or participations in common or collective funds consisting of short-term investments, including funds of the Trustee or Investment Manager.

        6.04 Valuation of the Fund. As of each Valuation Date, any increase or decrease in the fair market value of each Investment Fund (net after deduction of liabilities) since the preceding Valuation Date shall be credited to or deducted from the Accounts, if any, of each Participant. The allocation for each Investment Fund shall be made in the proportion that the balance in each Account invested in the Investment Fund as of the Valuation Date bears to the aggregate balance in all Accounts invested in the Investment Fund on that date. For purposes of the preceding sentence, the Employer's contributions to the Plan for the current year shall be excluded. The fair market value of investments shall be determined in accordance with any reasonable method permitted under regulations prescribed by the United States Department of the Treasury and such reasonable and uniform rules as the Trustee may adopt.

        6.05 Unisys Common Stock Fund. The Investment Funds under the Plan shall include the Unisys Common Stock Fund, which is an Investment Fund providing for investment and reinvestment exclusively in Unisys Stock, except to the extent cash is held to facilitate purchases and sales within the fund. Investments in the Unisys Common Stock Fund shall be accounted for on the basis of units of the Unisys Common Stock Fund. Shares of Unisys Stock and cash received by the Unisys Common Stock Fund that are attributable to dividends, stock dividends, stock splits or to any reorganization or recapitalization of Unisys Corporation shall remain in or be invested in, as applicable, the Unisys Common Stock Fund and allocated to the Participant Accounts in proportion to the number of units of the Unisys Common Stock Fund held in such accounts. The transfer taxes, brokerage fees and other expenses incurred in connection with the purchase, sale or distribution of Unisys Stock shall be paid by the Unisys Common Stock Fund, and shall be deemed part of the cost of such Unisys Stock, or deducted in computing the sale proceeds therefrom, as the case may be, unless paid by an Employer. The Investment Committee shall determine to what extent a Participant shall bear any other administrative fee incurred by the Plan in connection with the transfer of the Participant's interest in the Unisys Common Stock Fund and provide appropriate written notice to such Participants. The voting and tendering of Unisys Stock held in the Unisys Common Stock Fund shall be subject to the following:

        (a) For purposes of this Section, shares of Unisys Stock shall be deemed to be allocated and credited to each applicable Account of the Participant in an amount to be determined based on the balance in such account on the accounting date coincident with or next preceding the record date of any vote or tender offer and the closing price of Unisys Stock on such accounting date or if not traded on that date, on the business day on which shares of Unisys Stock were last traded before that accounting date.

        (b) Each Participant who has any amounts under his Account invested in the Unisys Common Stock Fund shall be given notice by the Trustee of the date and purpose of each meeting of the stockholders of the Company at which shares of Unisys Stock are entitled to be voted, and instructions shall be requested from each such Participant as to the voting at the meeting of such Unisys Stock. If the Participant furnishes instructions within the time specified in the notification given to him, the Trustee shall vote such Unisys Stock in accordance with the Participant's instructions. Shares of Unisys Stock that have not been credited to any Participant's Account or for which no instructions were timely received by the Trustees, whether or not credited to the Account of any Participant shall be voted by the Trustee in the same proportion that the allocated and voted shares of Unisys Stock have been voted by Participants. The Investment Committee shall establish procedures under which notices shall be furnished to Participants as required by this subsection
(b) and under which the Participants' instructions shall be furnished to the Trustee.

        (c) Each Participant who has any amounts under his Account invested in the Unisys Common Stock Fund shall be given notice of any tender offer for, or a request or invitation for tenders of, Unisys Stock made to the Trustees. Instructions shall be requested from each such Participant as to the tendering of shares of Unisys Stock credited to his Account and for this purpose Participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Unisys Stock made to the Trustees. The Trustees shall tender such Unisys Stock as to which the Trustees have received instructions to tender from Participants within the time specified. Unisys Stock credited to an Account as to which the Trustee has not received instructions from a Participant shall not be tendered. Shares of stock that have not been credited to any Participant's Account shall be tendered by the Trustee in the same proportion that the allocated and tendered shares of Unisys Stock have been tendered by Participants. The Investment Committee shall establish procedures under which notices shall be furnished to Participants as required by this subsection (c) and under which the Participants' instructions shall be furnished to the Trustee. In carrying out their responsibilities under this subsection (c) the Trustees may rely on information furnished to them by (or under procedures established by) the Investment Committee.

        (d) For all purposes of this Section 6.05, the number of shares of Unisys Stock held in a Participant's Account which are invested in the Unisys Common Stock Fund shall be the number of shares of Unisys Stock represented by the number of units held in such accounts after reducing such number of units by the number of units in such accounts which represent cash.

        (e) With respect to Participants subject to Section 16 of the Securities Exchange Act of 1934, the Investment Committee shall apply any requirements or restrictions required for the Plan to obtain the protections of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor Rule or regulation intended to replace Rule 16b-3.

        6.06 Special Rule Regarding Appraisal of Unisys Stock. If at any time the Unisys Stock held by the ESOP Portion of the Plan is not readily tradable on an established securities market, all valuations of such Unisys Stock with respect to activities carried on by the Plan shall be made by an independent appraiser meeting the requirements of section 401(a)(28) of the Code.

        6.07 Section 404(c) Compliance. The Plan is intended to constitute a plan described in section 404(c) of ERISA and section 2550.404c-1 of the United States Department of Labor regulations. Thus, no fiduciary of the Plan shall be liable for any loss, or by reason of any breach, which results from any investment direction made by a Participant, Beneficiary or alternate payee under a Qualified Domestic Relations Order. The Company or its delegate shall comply with, or monitor compliance with, as required, all disclosure and other responsibilities described in sections 2550.404c-1(b)(2)(i)(A) and
(b)(2)(i)(B)(1) of the United States Department of Labor regulations except that the Trustee shall monitor compliance with those procedures established to provide confidentiality of information relating to the exercise of voting and tender rights by Participants. If the Company determines that a situation has potential for undue influence by the Company, the Company shall direct an independent party to perform such activities as are necessary to ensure the confidentiality of the rights of Participants.

                                     ARTICLE VII
                                        VESTING

        7.01 Vesting Schedule.

        (a) A Participant shall at all times be fully vested in the balance of his After-Tax Account, Tax Deferred Account, GPEP Account, Tax Deductible Contribution Account, and Rollover Account.

        (b) A Participant employed by an Employer on or after January 1, 2000 shall be fully vested in his ESOP Account and Regular Account. Before January 1, 2000, a Participant generally was fully vested in his ESOP Account and Regular Account upon his completion of a five-year period of Service; provided, however, that:

               (1) a Participant who was formerly a participant in CTIP who incurs a Severance from Service after October 1, 1992 was at all times fully vested in his Regular Account and ESOP Account.

               (2) a Participant who was formerly a participant in the Burroughs Plan who incurred a Termination of Employment after March 31, 1988, before being credited with five years of Service, or who incurred a Termination of Employment on or before March 31, 1988, before being credited with ten years of Service, shall continue to be vested in the portion of his Account, if any, attributable to his vested matching contributions previously made under the Burroughs Plan in accordance with the terms of the Burroughs Plan on March 31, 1988.

Notwithstanding the foregoing, however, a Participant shall be 100% vested in his ESOP and Regular Account upon the earliest of his attainment of Normal Retirement Age or death, regardless of the number of his years of Service if such event occurs prior to his Termination of Employment.

        7.02 Forfeitures.

        (a) The unvested portion of a Participant's Accounts shall be forfeited as of the earlier of the date described in paragraphs (1) and (2) below:

               (1) as of the last day of the Plan Year in which a Participant first incurs a Period of Severance;

               (2) the last day of the Plan Year following the Plan Year in which the Participant receives a distribution of his entire vested interest under the Plan.

        (b) For purposes of subsection (a), a Participant who terminates employment with the Employer and all Affiliates and has no vested interest in his Accounts at such time, shall be deemed to have received a single sum payment of his entire vested interest in his Accounts as of the date of his Termination of Employment. Restorations pursuant to this subsection (b) shall be made from currently forfeited accounts in accordance with subsection (d), or from additional contributions by the Employer.

        (c) If a Participant whose unvested Account balance is forfeited in accordance with this Section 7.02 is rehired by the Company, an Affiliate, or an Associated Company before incurring a five-year Period of Severance, any amount forfeited under this Section 7.02 shall be restored to his Accounts. Restorations pursuant to this subsection (c) shall be made from currently forfeited amounts in accordance with subsection (d) or from additional contributions by the Employer.

        (d) Amounts forfeited in accordance with this Section 7.02 with respect to a Plan Year shall be used first to restore future amounts required to be restored in accordance with subsections (b) or (c) with respect to the Plan Year. After such restoration, if any, is made, such amounts shall be used to reduce the Matching Contribution of the Employer of the Employee to whom the forfeiture relates or pay Plan expenses.

                                 ARTICLE VIII
                               AMOUNT OF BENEFITS

        8.01 Benefits Upon Severance from Service. A Participant who incurs a Severance from Service for a reason other than death shall be entitled to a distribution of the entire vested balance of his Accounts as of the Valuation Date coincident with or immediately preceding his Benefit Commencement Date.

        8.02 Death Benefits. If a Participant's Severance from Service occurs by reason of his death, his Beneficiary shall be entitled to a distribution of the entire vested amount credited to the Participant's Accounts as of the Valuation Date coincident with or next following his Benefit Commencement Date.

                                  ARTICLE IX
                        PAYMENT AND FORM OF BENEFITS

        9.01 Form of Benefit Paid to Participant.

        (a) Unless a Participant elects otherwise in accordance with subsection
(b), any benefit due a Participant under Article IX shall be paid in a single sum, subject to 9.04. If the vested Account balance to which a Participant is entitled is zero as of the date of the Participant's Severance from Service, such Participant shall be deemed to have received a single sum payment of his entire vested Account balance under the Plan as of such date.

        (b) If a Participant's vested Account balance exceeds $1,000 as of his Benefit Commencement Date, he may, in lieu of the single sum payment prescribed under subsection (a), elect an optional form of distribution; provided that such election must be in writing and be made within the Notice Period in the manner prescribed by the Administrative Committee. The optional forms of distribution among which a Participant may elect shall be determined as follows:

               (1) an annuity as described below:

                          (A) Unless an optional form of annuity is elected
under paragraph (B), the normal form of an annuity for a married participant is a Qualified Joint and Survivor Annuity and the normal form of annuity for an unmarried participant is a single life annuity.

                          (B) Subject to the election requirements described in
this paragraph (B), a Participant described under this paragraph (B) may elect to receive one of the following forms of annuities in lieu of the normal form of annuity described under paragraph (A):

                                      (i) a reduced monthly pension payable to
the Participant for life and, after his death, 50% to his Beneficiary for life;
or

                                      (ii) a single life annuity.

An election under this paragraph (B) is only valid if (i) it is in writing,
(ii) it is made within the Notice Period, and (iii) the Participant's Spouse, if any, consents to the form of benefit in writing and such consent is witnessed by a notary public or an authorized representative of the Plan.
Such election will not be valid, however, if it is made before the Participant receives, within the Notice Period, an explanation from the Administrative Committee of (i) the terms and conditions of the normal form of annuity and the other forms of benefit available to him under the Plan, (ii) the Participant's ability to make, and the effect of, an election to waive the normal form of annuity, (iii) to the extent applicable, the rights of the Participant's Spouse; and (iv) the Participant's ability to make, and the effect of, a revocation of a previous waiver of the normal form of annuity.

               (2) monthly, quarterly, semi-annual or annual installments payable over a period of no less than one-year and no greater than the joint life expectancy of the Participant and his Beneficiary.

        9.02 Benefit Commencement Date.

        (a) Except as provided under this Article IX, if the Participant's vested Account balance as of his Benefit Commencement Date does not exceed $1,000, his benefit under the Plan shall be paid in a single sum as soon as administratively practicable following the Valuation Date coinciding with or next following date of the Participant's termination of employment with Employer.

        (b) Except as otherwise provided under this Article IX, if the Participant's vested Account balance as of his Benefit Commencement Date is greater than $1,000, the benefit payable to a Participant in accordance with
Article VIII shall be paid or commence as of the first day of the month following the Participant's attainment of Normal Retirement Age. If the Participant's Severance from Service occurs before his attainment of Normal Retirement Age, however, the Participant may elect, in writing, to have his benefit paid or commence on the first day of any month following the month in which his Severance from Service occurred.

        9.03 Form and Payment of Death Benefit. A Participant shall designate a Beneficiary or Beneficiaries to receive any benefits which may be payable under the Plan in the event of his death. If the vested Account balance to which a Beneficiary is entitled is $1,000 or less, such amount shall be paid in a single sum, subject to Section 9.04. If the Account balance payable upon a Participant's death is zero, the Participant's Beneficiary shall be deemed to have received a single sum payment of the Participant's entire Account balance under the Plan or on the date of the Participant's death. If the vested Account balance exceeds $1,000, the form of the death benefit shall be determined as follows:

        (a) If a married Participant dies before his Benefit Commencement Date:

               (1) if the Participant dies after electing an annuity payment in accordance with Section 9.01(b) and his sole Beneficiary is his surviving Spouse, unless his surviving Spouse elects otherwise in accordance with subsection (b), the Participant's vested Account balance shall be paid to his surviving Spouse in the form of a single life annuity;

               (2) if (A) a Participant is unmarried at the time of his death, or (B) is married but either (i) did not elect an annuity form of payment under
Section 9.01(b) of the Plan prior to his death, or (ii) designated a Beneficiary other than or in addition to his Spouse, the Participant's vested Account balance shall be paid to his Beneficiary in a single sum, subject to
Section 9.04.

        (b) If a Participant dies before his Benefit Commencement Date, his Beneficiary may elect one of the following forms of payment in lieu of the form described under subsection (a):

               (1) an immediately payable single sum;

               (2) a single life annuity; or

               (3) monthly installment payments over a period of no less than the life expectancy of the Beneficiary.

        (c) If a Participant dies on or after his Benefit Commencement Date but before the entire amount of his benefit has been paid, the remaining amount shall be paid to his Beneficiary in the form and over the period being used at the Participant's date of death.

With respect to a Benefit Commencement Date beginning before March 22, 1999, the $1,000 threshold under this Section 9.03 shall take into account all amounts withdrawn or distributed prior to such Benefit Commencement Date.

        9.04 Form of Single Sum Distributions. If a benefit under the Plan is payable in a single sum, such amount shall generally be paid in cash. However, a Participant or Beneficiary entitled to a distribution may elect, in the form and manner prescribed by the Administrative Committee, to receive the vested balance of the Account invested in the Unisys Common Stock Fund in the form of whole shares of Unisys Stock (and cash with respect to fractional shares). Before any distribution is made from the Plan in a single sum, the portion of a Participant's ESOP Account that has been invested in Investment Funds other than the Unisys Common Stock Fund, shall be automatically reinvested in the Unisys Common Stock Fund before distribution.

        9.05 Put Options. If the Unisys Stock held under the ESOP Portion of the Plan is not readily tradable on an established securities market (within the meaning of section 409(h)(1)(B) of the Code), any Participant who is entitled to a distribution of such shares from the Plan shall have a right to require the Company to repurchase such shares in accordance with section 409(h)(1)(B) of the Code. Unisys Stock held under the ESOP Portion of the Plan shall not be subject to a put, call, or other option, or a buy-sell or similar arrangement either while held by the Plan or when distributed to or on account of a Participant whether or not the Plan is then an Employee Stock Ownership Plan.

        9.06 Direct Rollovers. In the event any payment or payments, excluding any amount not includible in gross income, to be made to a Distributee pursuant to this Article IX would constitute an "eligible rollover distribution," such Distributee may elect, in accordance with this Section 9.06, that, in lieu of payment to the Distributee, all or part of such "eligible rollover distribution" be rolled over directly to the trustee or custodian of an "eligible retirement plan." Any such request shall be made in writing, on the form and subject to such requirements and restrictions as may be prescribed by the Plan Manager for such purpose pursuant to Treasury regulations, at such time in advance of the date payment would otherwise be made as may be required by the Plan Manager. Within the Notice Period, the Plan Manager shall supply a Participant or other Distributee entitled to receive an "eligible rollover distribution" with a written explanation of the rollover rules and tax treatment applicable to his distribution.

For purposes of this Section 9.06, an "eligible rollover distribution" means a distribution from the Plan, excluding (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual's designated beneficiary, or a specified period of ten (10) or more years, (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iii) effective January 1, 1999, any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code.

For purposes of this Section 9.06, an "eligible retirement plan" means (1) an individual retirement account described in section 408(a) of the Code, (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (3) a qualified plan the terms of which permit the acceptance of rollover distributions, or (4) an annuity plan described in section 403(a) of the Code; provided, however, that the eligible retirement plans described in clauses (3) and (4) shall not apply with respect to a distribution made to a Beneficiary who is the surviving spouse of a Participant.

        9.07 Minimum Required Distribution. If a Participant is a 5% owner of the Employer (as determined under section 416 of the Code), or if a Participant attained age 701/2 before January 1, 2002, he shall receive, with respect to each calendar year during which and following the calendar year in which he attained age 701/2, the minimum required distribution amount described under section 401(a)(9) of the Code and the regulations thereunder. In no event shall the first minimum required distribution be made later than the April 1 of the calendar year following the calendar year in which he attained age 701/2. The amount of such distribution shall be determined in accordance with section 401(a)(9) of the Code and the regulations thereunder. The amount of minimum required distributions for calendar years prior to 2003 shall be determined and made in accordance with the regulations under section 401(a)(9) of the Code that were proposed in 1987, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations. The amount of minimum required distributions for the 2003 calendar year and thereafter shall be determined and made in accordance with the final regulations promulgated under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Q&A-1(d) of section 1.401(a)(9)-5 of the final regulations.

                                      ARTICLE X
                                WITHDRAWALS AND LOANS

        10.01 General. A Participant may withdraw amounts from his Account to the extent provided under this Article X and, if applicable, in accordance with Appendix B. Any withdrawal shall be considered the distribution of a portion of the Participant's benefit and shall be paid in a single sum. A withdrawal shall be disregarded, however, for purposes of determining whether the Participant's Benefit Commencement Date has occurred. A Participant's request for a withdrawal must be made in writing within the period prescribed by the Plan Manager. The amount of the withdrawal shall be divided proportionally among the Investment Funds in which the Accounts from which the withdrawal is to be made are invested. Withdrawals shall be made in accordance with the procedures established by the Plan Manager.

        10.02 Withdrawals from After-Tax Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee may withdraw all or a portion of the balance of his After-Tax Account (other than earnings on After-Tax Contributions made on or after January 1, 1987), up to one time in any six-consecutive month period. Withdrawals from a Participant's After-Tax Account shall be made in the following order:

        (a) After-Tax Contributions made before January 1, 1987; then

        (b) Amounts relating to After-Tax Contributions after December 31, 1986, including a pro-rata portion of the earnings thereon; and then

        (c) Earnings on After-Tax Contributions made before January 1, 1987.

        10.03 Withdrawals from Tax Deductible Contribution Account and Rollover Account. Subject to the requirements set forth in Section 10.01, a Participant may withdraw all or a portion of the balance of his Tax Deductible Contribution Account or Rollover Account at any time.

        10.04 Withdrawals from Regular Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee may withdraw all or a portion of the balance of his Regular Account, up to one time in any six-consecutive month period if the following requirements are met:

        (a) the Participant has withdrawn the entire balance of his After-Tax Account; and

        (b) the Participant's aggregate years of participation in this Plan and any Prior Plan is five years.

        10.05 Withdrawals from ESOP Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee may withdraw all or a portion of the vested balance of his ESOP Account (other than the portion of his ESOP Account attributable to Matching Contributions made on or after January 1, 2007), up to one time in any six-consecutive month period if the following requirements are met:

        (a) the Participant has withdrawn the entire balance of his After-Tax Account and his Regular Account; and

        (b) the Participant's aggregate years of participation in this Plan and any Prior Plan is five years.

        10.06 Withdrawals from GPEP Account. Subject to the requirements set forth in Section 10.01, a Participant who is an Employee and who has withdrawn the entire balance of his After-Tax Account and his Regular Account may, up to one time in any six consecutive month period, withdraw the portion of the balance of his GPEP Account attributable to Contributions made at least 36-months prior to the date the withdrawal is requested.


       36.

        10.07 Hardship Withdrawals.

        (a) Subject to the requirements set forth in Section 10.01 and in subsection (b) of this Section 10.07, and, if applicable, in accordance with Appendix B, a Participant may elect a withdrawal from his Tax Deferred Account (excluding any earnings credited after December 31, 1988), on account of an immediate and heavy financial hardship; provided, however, that the amount of such withdrawal must be necessary to satisfy the immediate and heavy financial need as determined under subsections (c) and (d).

        (b) In the event a Participant receives a withdrawal under this
Section 10.07, the Participant shall be both ineligible to have Tax Deferred Contributions made on his behalf and ineligible to make After-Tax Contribution for the 6-month period following his receipt of the withdrawal.

        (c) For purposes of this Section 10.07, an immediate financial hardship is expenses incurred as a result of:

               (1) expenses for medical care described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant as defined in Treas. Reg. Section 1.401(k)-1(d)(3)(iii)(B)(3) (or the distribution is necessary for such persons to obtain such medical care);

               (2) the purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Treas. Reg. Section 1.401(k)- 1(d)(3)(iii)(B)(3));

               (4) expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income);

               (5) the need to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant's principal residence;

               (6) payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Treas. Reg. Section 1.401(k)-1(d)(3)(iii)(B)(3));

               (7) federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; or

               (8) such other circumstances as may be prescribed by the Secretary of the Treasury or his delegate.

The final determination of whether an immediate and heavy financial hardship exists shall be determined by the Plan Manager, which shall be under no obligation to verify independently the facts of hardship submitted by a Participant. Unless the Plan Manager or its designee has actual knowledge to the contrary, the Plan Manager shall be entitled to rely upon an affidavit signed by the Participant as proof of the elements necessary for a hardship withdrawal.

        (d) For purposes of this Section 10.07, a withdrawal shall be deemed to be in the amount necessary to alleviate an immediate financial hardship if:

               (1) the amount of the withdrawal does not exceed the amount required to satisfy the immediate and heavy financial need;

               (2) the Participant has obtained all available withdrawals and distributions from his Regular Account, ESOP Account, GPEP Account, Tax Deductible Contribution Account, Rollover Account, and After-Tax Contribution Account;

               (3) the amount of the withdrawal under this Section 10.07 will not cause the a violation of the maximum loan limitations for any loan outstanding at the time of the withdrawal request; and

               (4) the Participant has obtained all nontaxable loans currently available to the Participant from the Plan and all plans maintained by the Company or an Affiliate.

        10.08 Withdrawals after Age 591/2. Subject to the requirements set forth in 10.01, after he has attained age 591/2, a Participant may withdraw all or any portion of his vested interest in his Account, up to one time in any six-consecutive month period.

        10.09 Loans to Participants. The Plan Manager may, in his discretion, cause the Plan to lend to any qualified Participant an amount, as requested by the Participant, from his Accounts (excluding amounts held in his Tax Deductible Contribution Account or GPEP Account), upon such terms as the Plan Manager may see fit and, if applicable, in accordance with Appendix B.

        (a) Qualification for Loans. A Participant is eligible for a Plan loan if he is (1) an Employee, or (2) a Participant who is a party in interest, as determined under section 3(14) of ERISA.

        (b) Amount of Loan. The amount lent to any Participant shall not exceed the lesser of:

               (1) the lesser of $50,000 or 50% of the amount in the Participant's vested interest in his Accounts; or

               (2) the greater of $10,000, or one-half of the value of the vested portion of the Employee's accounts under all plans maintained by the Employer and all Affiliates.

For purposes of determining the maximum amount of a loan under this subsection
(b), the balance of a Participant's Tax Deductible Contribution Account and GPEP Account shall be disregarded. The minimum amount of any loan made to a Participant shall be set by the Plan Manager from time to time, in a uniform and nondiscriminatory manner. A Participant may not have more than one loan outstanding at any time.

        (c) Loan Term; Interest Rates. Each loan shall be repaid within no less than one year and no more than five years from the date the loan is made, unless the loan proceeds are used to acquire a dwelling that is to be used as the Participant's principal residence, in which event the term of the loan may not be more than fifteen years. Each loan shall bear a fixed rate of interest that is commercially reasonable, as determined by the Plan Manager.

        (d) Other Loan Requirements. The amount lent to any Participant shall be debited against all of the Participant's Accounts from which the loan may be made (as determined under subsection (a)) such that the amount of the loan is prorated among such Accounts on the basis of the balance of each Account at the time the loan is made, and the interest paid to the Trustee by the Participant on the loan shall be allocated to such Accounts and to the Account of no other Participant. The amount of any loan, including accrued interest, unrepaid at the time a Participant or his Beneficiary becomes entitled to a distribution under Article IX shall be deducted from the amount otherwise distributable to the Participant or Beneficiary. No note or other document evidencing a loan shall be negotiable or otherwise assignable.

        (e) Elections. In order to be valid, a Participant's request for a loan must be made in the time and manner prescribed by the Plan Manager.

        (f) Expense of Loan. The Plan Manager may charge a reasonable loan processing fee as well as an annual loan administration fee for each year the loan is outstanding. Such fee shall be applied on a uniform and nondiscriminatory manner.

        (g) Repayment. Loans shall be repaid in equal installments (not less frequently than quarterly) through payroll withholding or, in the case of a Participant's unpaid authorized leave of absence or lay-off, by personal check. A Participant may fully repay the loan at any time without penalty. Loans shall become immediately due and payable upon a Participant's Termination of Employment, retirement or death.

        (h) Loan Security and Documentation. A loan shall be evidenced by a written document containing such terms and conditions as the Plan Manager shall determine, and shall be secured by the Participant's vested interest in his Accounts (other than his Tax Deductible Contributions Account).


                                    ARTICLE XI
                     SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

        11.01 Determination of Top-Heavy Status. The Plan shall be considered top-heavy for the Plan Year, if, as of the Determination Date:

        (a) the Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the "Plan" for the "Aggregation Group" each place it appears in Section 2.35, exceeds 60%, or

        (b) the Plan is part of an Aggregation Group and the Key Employee Ratio of such Aggregation Group exceeds 60%;

The Plan shall be deemed super top-heavy as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of subsections (a) or (b) hereof are met with "90%" substituted for "60%" therein.

        11.02 Minimum Contributions. For any Plan Year in which the Plan is determined to be top-heavy or super top-heavy within the meaning of Section 11.01, the Plan shall provide a minimum Employer contribution (consisting of Matching Contributions, nonelective Employer contributions, or both) for each Participant who is a Non-Key Employee and has not incurred a Severance from Service by the end of the Plan Year in an amount equal to 5% of the Participant's Testing Compensation.

        11.03 Adjustments to Maximum Limits on Benefits and Contributions.
For any Plan Year in which the Plan is determined in accordance with Section
11.01 to be a top-heavy plan or a super top-heavy plan, the definitions of "defined contribution fraction" and "defined benefit fraction" for purposes of the limitation on benefits referenced in Section 5.05 shall be modified as required under section 416 of the Code.

        11.04 Minimum Vesting. For any Plan Year in which the Plan is defined to be top-heavy or super top-heavy within the meaning of Section 11.01, each Participant during such Plan Year shall become 100% vested in all of his Accounts and shall remain fully vested in such Accounts after the Plan ceases to be top-heavy.


                                  ARTICLE XII
                               PLAN ADMINISTRATION

        12.01 Fiduciary Responsibility.

        (a) The Plan shall be administered by the Administrative Committee, which shall be the Plan's "named fiduciary" and "administrator," as those terms are defined by ERISA, and its agent designated to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the plan administrator by law, except those duties allocated to the Plan Manager and those duties relating to the control or management of Plan assets, shall be the responsibility of the Administrative Committee. The Administrative Committee or the Plan Manager, as the case may be, shall have the power to interpret and construe the provisions of the Plan, and to decide such questions as may rise in connection with the operation of the Plan, including interpretation of ambiguous Plan provisions, determination of disputed facts, and application of Plan provisions to unanticipated circumstances. The determination of the Administrative Committee or the Plan Manager (to the extent of his duties under the Plan), as the case may be, shall be subject to review only for abuse of discretion.

        (b) The Plan Manager shall be responsible for the day-to-day administration of the Plan and shall have the authority to adopt such rules, guidelines, forms and procedures, not inconsistent with the terms of the Plan, as deemed necessary and/or appropriate to the operation and/or administration of the Plan. The Plan Manager shall also be responsible for the reporting and disclosure requirements applicable to the Plan under ERISA, the Code and/or any other Federal, state or local law.

        (c) The Investment Committee shall be responsible for all matters relating to the control and management of Plan assets to the extent not assigned to the Trustee in the Trust Agreement or other instrument. The duties and responsibilities of the Investment Committee shall include, but not be limited to, the selection of the Investment Funds, the selection of the Investment Manager, and the monitoring of the performance of the Investment Manager and Trustee. The Investment Committee shall be a "named fiduciary" as that term is defined by ERISA.

        12.02 Appointment and Removal of Plan Manager and Committees. The Plan Manager, the Administrative Committee and the Investment Committee shall be appointed and may be removed by the Board. The Plan Manager and persons appointed to the Administrative Committee or the Investment Committee may be, but need not be, employees of the Employer. The Plan Manager and any Administrative Committee or Investment Committee member may resign by giving written notice to the Board, which notice shall be effective 30 days after delivery. The Plan Manager and any Administrative Committee or Investment Committee member may be removed by the Board by written notice to such Committee person, which notice shall be effective upon delivery. The Board shall promptly select a successor following the resignation or removal of the Plan Manager or of any Administrative Committee or Investment Committee member, if necessary to maintain both an Administrative Committee and the Investment Committee of at least one member.

        12.03 Compensation and Expenses of Plan Manager and Committees. The Plan Manager and members of the Administrative Committee and members of the Investment Committee who are Employees shall serve without compensation. The Plan Manager and members of the Administrative Committee or Investment Committee who are not Employees may be paid reasonable compensation for services rendered to the Plan. Such compensation, if any, and all ordinary and necessary expenses of the Plan Manager, and the Administrative Committee and Investment Committee shall be paid from the Fund unless paid by the Employer.

        12.04 Plan Manager and Committee Procedures. The Plan Manager, and the Administrative Committee and Investment Committee may enact such rules and regulations for the conduct of their business and for the administration of the Plan, as each may deem desirable. The Administrative Committee and Investment Committee may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of the meetings and actions of the Administrative Committee and the Investment Committee, and of the actions of the Plan Manager. Neither the Plan Manager, nor any Administrative Committee or Investment Committee member who is a Participant in the Plan shall vote upon, or take an active role in resolving, any question affecting only his Accounts.

        12.05 Indemnification of the Plan Manager and Committees. The Plan Manager and each member of the Administrative Committee and the Investment Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as Plan Manager or a member of the Administrative Committee or Investment Committee except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Plan Manager or the member of the Administrative Committee or Investment Committee may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Plan Manager or the member of the Administrative Committee or Investment Committee may be entitled pursuant to the bylaws of the Company. Service as Plan Manager or as a member of the Administrative Committee or Investment Committee shall be deemed in partial fulfillment of the member's function as an employee, officer or director of the Employer, if he serves in that capacity as well as in the role of Plan Manager or a member of the Administrative Committee or Investment Committee.

        12.06 Exclusive Benefit Rule. The Plan Manager and the Administrative Committee and Investment Committee shall administer the Plan for the exclusive purpose of (a) providing benefits to Participants and their Beneficiaries and
(b) defraying reasonable expenses of administering the Plan.

        12.07 Consultants. The Plan Manager and the Administrative Committee and Investment Committee may, and to the extent required for the preparation of reports shall, employ accountants, actuaries, attorneys and other consultants or advisors. The fees charged by such accountants, actuaries, attorneys and other consultants or advisors shall represent reasonable compensation for services rendered and shall be paid from the Fund unless paid by the Employer.

        12.08 Payment of Plan Expenses. The expenses incurred by the Employer in connection with the operation of the Plan, including, but not limited to, expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable by the Plan at the direction of the Plan Manager. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by so doing, to relieve the Plan from the obligation of bearing such expenses. Payment of any such expenses by the Employer on one occasion shall not bind the Employer to pay any similar expenses on any subsequent occasion. For the purpose of administrative convenience, the Employer may pay certain expenses otherwise payable by the Plan, for which it shall seek reimbursement by the Trustee from the assets held in the Fund.

        12.09 Method of Handling Plan Funds. All payments to the Fund shall be made by the employee of the Employer charged with that responsibility by the Board. All payments from the Fund shall be made by the Trustee.

        12.10 Delegation and Allocation of Responsibility. To the extent permitted under the terms of the Trust Agreement or applicable law, the Trustee and any named fiduciary of the Plan may, by unanimous action in writing, delegate or assign any of its responsibilities for administering the Plan to one or more individuals or entities. In the event of any such delegation or allocation, the Trustee or any named fiduciary, as applicable, shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.

        12.11 Claims Procedures.

        (a) Initial Claim. In the event of a claim by a Participant or his or her Beneficiary with respect to the Plan, such claimant (himself or through his authorized representative) shall present his or her claim in writing to the Administrative Committee or its designee. The Administrative Committee or its designee shall, within 90 days after receipt of such written claim, make a determination and send a written or electronic notification to the claimant as to its disposition. If the Administrative Committee or its designee determines that special circumstances require an extension of time for processing the claim, the Administrative Committee or its designee shall be allowed an extension of time not to exceed 90 days from the end of the initial period and shall so notify the claimant in writing prior to the termination of the initial 90-day period, and shall indicate the special circumstances requiring an extension of time and the date by which to expect the benefit determination.
In the event the claim is wholly or partially denied, such notification shall:

               (1) state the specific reason or reasons for the denial;

               (2) make reference to the specific provisions of the Plan upon which the denial is based;

               (3) provide a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

               (4) set forth the procedure by which the claimant may appeal the denial of his or her claim and the applicable time limitations; and

               (5) a statement of the claimant's rights to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

        (b) Review of Denial. In the event a claimant wishes to appeal the denial of his claim, the claimant (or his or her authorized representative) may request a review of such denial by making application in writing to the Administrative Committee within 60 days after receipt of such denial. Such review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Such claimant (or his or her duly authorized representative) may, upon written request to the Administrative Committee and free of charge, have reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. In addition, the claimant or his authorized representative may submit to the Administrative Committee written comments, documents, records and other information related to the claim for benefits. Appeals not timely filed shall be barred. Within 60 days after receipt of a written appeal, the Administrative Committee shall make a determination and notify the claimant of its final decision. If the Administrative Committee determines that special circumstances require an extension of time for processing the claim, the Administrative Committee shall be allowed an extension of time of up to an additional 60 days and shall so notify the claimant in writing (prior to the end of the initial period) the reason or reasons for such extension and the date by which a decision is expected. The final decision on review shall contain:

               (1) specific reasons therefor;

               (2) reference to the specific Plan provisions upon which it is based;

               (3) a description of the claimant's right to receive, upon written request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;

               (4) a description of any voluntary appeals procedures offered by the Plan; and

               (5) a statement of the claimant's rights to bring a civil action under section 502(a) of ERISA.

If the Administrative Committee has not exceeded the time limitations set forth in this Section 12.11, the decision shall be final and conclusive on all persons claiming benefits under the Plan, subject to applicable law. If the claimant challenges the decision of the Administrative Committee, a review by a court of law shall be limited to the facts, evidence, and issues presented during the claims and appeals procedure set forth above. The claims and appeals process described herein must be exhausted before the claimant can pursue the claim in federal court. Facts and evidence that become known to the claimant after having exhausted the review procedure may be submitted for reconsideration of the review decision in accordance with the time limits established above. Issues not raised during the review process shall be deemed waived.

                                 ARTICLE XIII
                           AMENDMENT AND TERMINATION

        13.01 Amendment. The Plan may be amended at any time and from time to time by or pursuant to a formal written action of the Board, the Compensation Committee of the Board, the Company's Chief Financial Officer and the most senior Human Resources officer of the Company acting as a committee, or the Administrative Committee, subject to the following restrictions:

        (a) the Administrative Committee may make amendments only to the extent that they are necessary or appropriate to maintain the Plan's compliance with the applicable statutes or regulations;

        (b) the Company's Chief Financial Officer and most senior Human Resources officer of the Company acting as a committee may make amendments only to the extent that the effect of the amendments results in an annual cost of less than $1,000,000;

        (c) the Company's Chief Executive Officer may make amendments only to the extent that the effect of the amendments results in an annual cost less than $25,000,000; and

        (d) the Compensation Committee of the Board may make amendments only to the extent that the affect of the amendments results in an annual cost less than $50,000,000.

Notwithstanding the foregoing, however, to the extent that the Company's Corporate Delegation Chart or other action of the Board modifies the amendatory authority described in the preceding sentence, the Plan shall be deemed to have been amended in accordance with the Delegation of Authority Chart or such Board action. In no event shall an amendment be effective to the extent that it has the effect of decreasing the balance of a Participant's Account or eliminating an optional form of benefit payment for benefits attributable to service before the later of the date the amendment is adopted or the date it becomes effective, except to the extent permissible under section 411(d)(6) of the Code and the regulations thereunder. If the vesting schedule of the Plan is amended, the nonforfeitable interest of a Participant in his Accounts, determined as of the later of the date the amendment is adopted or the date it becomes effective, shall not be less than the Participant's nonforfeitable interest in his Accounts determined without regard to such amendment. If the Plan's vesting schedule is amended, each Participant with three or more Years of Service may elect to have the nonforfeitable percentage of his Accounts computed under the Plan without regard to such amendment. The Participant's election shall be made within 60 days after the latest of (1) the date the amendment is adopted, (2) the date the amendment becomes effective, or (3) the date the Participant is given written notice of the amendment by the Board or the Trustee.

        13.02 Termination or Partial Termination.

        (a) Right to Terminate Reserved. While the Company intends to continue the Plan indefinitely, it reserves the right to terminate the Plan at any time by formal written action of the Board. Further, any Employer may, at any time for any reason, withdraw from participation in the Plan, in whole or in part, by action of its governing board.

        (b) Treatment of Participants Upon Termination. If the Plan is terminated or partially terminated, Accrued Benefits of the Participants affected thereby shall immediately vest and be nonforfeitable, to the extent funded. No employees of such Employer who are not then Participants may thereafter be admitted to the Plan, and the Employer shall make no further contributions to the Fund.

        (c) Liability of Employer. The Employer shall have no liability in respect of payment under the Plan, except to pay over to the Trustee the contributions otherwise required under the Plan, and each Participant or his Beneficiary shall look solely to the Trust for distribution of benefits under the Plan.

        (d) Successor Employers. Unless this Plan is terminated earlier, a successor employer of the Employees of the Employer may continue this Plan and Trust by joining with the Trustee in executing an appropriate supplemental agreement. Such successor employer shall ipso facto succeed to all the rights, powers, and duties of the Employer hereunder. In such event, the Plan shall not be deemed to have terminated and the employment of any Employee who is continued in the employ of such successor Employer shall be deemed not to have been terminated or severed for any purposes hereunder.


                                       ARTICLE XIV
                                      MISCELLANEOUS

        14.01 Merger, Consolidation or Transfer of Assets or Liabilities. The Company reserves the right to merge or consolidate the Plan with any other defined contribution plan qualified under section 401(a) of the Code, or to transfer Plan assets or liabilities to any other qualified defined contribution plan, provided that the amount standing to the credit of each Participant's Accounts immediately after any such merger, consolidation or transfer of assets or liabilities shall be at least equal to the amount standing to the credit of the Participant's Accounts immediately before such merger, consolidation or transfer, determined as if the Plan had then terminated.

        14.02 Limited Purpose of Plan. The establishment or existence of the Plan shall not confer upon any Employee the right to be continued as an Employee. The Employer expressly reserves the right to discharge any Employee whenever in its judgment its best interests so require.

        14.03 Nonalienation. No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation. This Section 14.03 shall not preclude the Trustee from complying with the terms of (a) a Qualified Domestic Relations Order, (b) a federal tax levy made pursuant to section 6331 of the Code, (c) subject to section 401(a)(13) of the Code, a judgement relating to the Participant's conviction of a crime involving the Plan, or (d) subject to section 401(a)(13) of the Code, a judgement, order, decree, or settlement agreement between the Participant and the United States Department of Labor relating to a violation (or an alleged violation) of part 4 subtitle B of Title I of ERISA.

        14.04 General Distribution Requirements. All distributions under the Plan shall be determined and made in accordance with the minimum distribution incidental death benefit requirements of the regulations under section 401(a)(9) of the Code. Effective prior to January 1, 2003, all distributions shall be determined and made in accordance with the minimum distribution requirements of the regulations under section 401(a)(9) of the Code that were proposed in 1987, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations. Effective January 1, 2003, all distributions shall be determined and made in accordance with the final regulations promulgated under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Q&A-1(d) of section 1.401(a)(9)-5 of the final regulations; provided, however, that the amount of any payments made to a Participant with a Benefit Commencement Date prior to January 1, 2003 shall not be decreased by the application of the final regulations.

        14.05 Facility of Payment. If the Plan Manager, in his sole discretion, deems a Participant or Beneficiary who is entitled to receive any payment hereunder to be incompetent to receive the same by reason of age, illness, infirmity or incapacity of any kind, the Plan Manager may direct the Trustee to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Plan Manager to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section 14.05 shall operate as a discharge, to the extent thereof, of all liabilities of the Employer, the Trustee, the Administrative Committee, the Plan Manager and the Fund to the person for whose benefit the payments are made.

        14.06 Impossibility of Diversion. All Plan assets shall be held as part of the Fund until paid to satisfy allowable Plan expenses or to provide benefits to Participants or their Beneficiaries. It shall be impossible, unless Section 4.10 or 14.07 applies, for any part of the fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries or the payment of the reasonable expenses of the administration of the Plan or of the Fund or both, and the Fund shall continue for such time as may be necessary to accomplish the purposes for which it was established.

        14.07 Unclaimed Benefits. If a Participant or Beneficiary to whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Trustee, such benefit shall be forfeited but shall be reinstated if a claim therefor is filed by the Participant or Beneficiary.

        14.08 Benefit Offsets for Overpayments. If a Participant or Beneficiary receives benefits hereunder for any period in excess of the amount of benefits to which he was entitled under the applicable terms of the Plan, such overpayment shall be offset against current or future benefit payments, as applicable, until such time as the overpayment is entirely recouped by the
 Plan, as determined by the Plan Manager in his sole discretion.

        14.09 Contingent Effectiveness of Plan Amendment and Restatement. The effectiveness of this amendment and restatement of the Plan shall be subject to and contingent upon a determination by the District Director of the Internal Revenue Service that the Plan and Trust continue to be qualified under the applicable provisions of the Code, so that the contributions by the Employer are deductible when made and the Trust continues to be exempt from federal income tax. If the District Director determines that the amendment and restatement adversely affect the existing qualified status of the Plan and Trust, then, upon notice to the Trustee, the Board shall have the right further to amend the Plan or to rescind the amendment and restatement.

        14.10 Controlling Law. The Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any choice of law provisions, to the extent not preempted by federal law, which shall otherwise control.


IN WITNESS WHEREOF, and as evidence of the adoption of the Plan as amended and restated herein, Unisys Corporation has caused this instrument to be executed by its duly authorized representatives.



UNISYS CORPORATION:

By:
           Patricia A. Bradford

Dated:  December 31, 2008


By:
           Janet Brutschea Haugen

Dated:  December 30, 2008

APPENDIX A
PARTICIPATING AFFILIATES
(EFFECTIVE JANUARY 1, 2007)
Unisys Corporation
Unisys Unigen Corporation
Unisys European Services Ltd.
Unisys Latin America and Caribbean Headquarters
Unisys Holding Corporation
Convergent, Inc.
Unisys NPL, Inc.
Unisys Funding Corporation I
Unisys AP Investment Company I
Unisys Africa Holding, Inc.
Unisys CEE, Inc.

APPENDIX B
This Addendum amends and supplements the Plan to reflect relief granted by the Internal Revenue Service as well as relief granted under the Katrina Emergency Tax Relief Act of 2005 and the Gulf Opportunity Zone Act of 2005 for certain individuals affected by Hurricanes Katrina, Rita and Wilma.


I. Definitions. For purposes of this Addendum, the following definitions apply:

  1.1 "Eligible Retirement Plan" means a qualified retirement plan, such as the Plan, a 403(a) annuity, a 403(b) annuity, a 457 governmental plan or an individual retirement account or annuity that accepts rollovers.

  1.2 "Qualified Hurricane Katrina Participant" means an individual whose principal place of residence on August 28, 2005 was located in the Hurricane Katrina disaster area and who has sustained an economic loss by reason of Hurricane Katrina.

  1.3 "Qualified Hurricane Rita Participant" means an individual whose principal place of residence on September 23, 2005 was located in the Hurricane Rita disaster area and who has sustained an economic loss by reason of Hurricane Rita.

  1.4 "Qualified Hurricane Wilma Participant" means an individual whose principal place of residence on October 23, 2005 was located in the Hurricane Wilma disaster area and who has sustained an economic loss by reason of Hurricane Wilma.

  1.5 "Qualified Hurricane Katrina Distribution" means a distribution from an Eligible Retirement Plan made on or after August 25, 2005, and before January 1, 2007, to a Qualified Hurricane Katrina Participant.

  1.6 "Qualified Hurricane Rita Distribution" means a distribution from an Eligible Retirement Plan made on or after September 23, 2005, and before January 1, 2007, to a Qualified Hurricane Rita Participant.

  1.7 "Qualified Hurricane Wilma Distribution" means a distribution from an Eligible Retirement Plan made on or after October 23, 2005, and before January 1, 2007, to a Qualified Hurricane Wilma Participant.

II.   Distributions.

  2.1 Any Qualified Hurricane Katrina Distribution, Qualified Hurricane Rita Distribution or Qualified Hurricane Wilma Distribution, as applicable, made to a Participant pursuant to this Addendum shall not exceed the lesser of (1) $100,000 or (2) the vested portion of such Participant's Account balance, whether or not such Participant has otherwise satisfied the requirements to receive a distribution under the Plan. However, any such distribution from this or any other Eligible Retirement Plan of the Company shall not, in the aggregate, exceed $100,000.

  2.2 Any portion of a Qualified Hurricane Katrina Distribution, Qualified Hurricane Rita Distribution or Qualified Hurricane Wilma Distribution, as applicable, made to a Participant pursuant to this Addendum may be repaid by such Participant at any time during the three-year period beginning on the day after the date on which such Participant received the distribution. The repayment may be made to any Eligible Retirement Plan, regardless of the plan from which the distribution was received.

III.   Loans.
  3.1 A Qualified Hurricane Katrina Participant, a Qualified Hurricane Rita Participant or a Qualified Hurricane Wilma Participant may obtain a loan from the Plan (after taking into account the outstanding balance of other loans) in an amount equal to the lesser of $100,000 or 100 percent of the vested portion of the Participant's Account (less the highest value of all other outstanding loans in the prior 12 months).

  3.2 Any loan repayment otherwise due on or after (1) August 25, 2005 through December 31, 2006 in the case of a Qualified Hurricane Katrina Participant, (2) September 23, 2005 through December 31, 2006 in the case of a Qualified Hurricane Rita Participant or (3) October 23, 2005 through December 31, 2006 in the case of a Qualified Hurricane Wilma Participant shall be delayed for one year. After the one-year delay, such Participant's loan repayments shall be adjusted to reflect the delayed repayments and unpaid interest. The loan repayment term shall be extended by one year regardless of whether such extension would cause the loan original loan term to extend beyond five years in the case of loan not used to purchase a Participant's principal residence.

IV.   Hardship Withdrawals.

  4.1 A Qualified Hurricane Katrina Participant who obtained a hardship withdrawal from the Plan after February 28, 2005 and before August 29, 2005 for purchase or construction of a principal residence that was not finalized because it was in an area affected by Hurricane Katrina shall be permitted to repay all or a portion of such distribution to an Eligible Retirement Plan on or before February 28, 2006.

  4.2 A Qualified Hurricane Rita Participant who obtained a hardship withdrawal from the Plan after February 28, 2005 and before September 24, 2005 for purchase or construction of a principal residence that was not finalized because it was in an area affected by Hurricane Rita shall be permitted to repay all or a portion of such distribution to an Eligible Retirement Plan on or before February 28, 2006.

  4.3 A Qualified Hurricane Wilma Participant who obtained a hardship withdrawal from the Plan after February 28, 2005 and before October 24, 2005 for purchase or construction of a principal residence that was not finalized because it was in an area affected by Hurricane Wilma shall be permitted to repay all or a portion of such distribution to an Eligible Retirement Plan on or before February 28, 2006.

  4.4 In the case of a Qualified Hurricane Katrina Participant or a Participant who is not a Qualified Hurricane Katrina Participant but who either
(1) maintained principal residence in an area affected by Hurricane Katrina,
(2) had his principal place of employment in an area affected by Hurricane Katrina, or (3) had lineal descendants or ascendants, a spouse or other dependents whose principal residence or place of employment was in an area affected by Hurricane Katrina, any distribution on account of Hurricane Katrina shall be deemed to be a hardship withdrawal, provided such distribution is made on or after August 29, 2005, and no later than March 31, 2006. Furthermore, the Plan's six-month suspension requirement on contributions following a hardship withdrawal shall not apply.